Exhibit 10.10

***Certain portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions have been filed separately with the Securities and Exchange Commission.

SERVICES AGREEMENT

Services Agreement (the “Agreement”) dated as of September 13, 2016 (the “Execution Date”) is by and among ADAPTIMMUNE LIMITED (“Adaptimmune”), a limited company registered in England and Wales having its principal office at 101 Park Drive, Milton Business Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom, ADAPTIMMUNE LLC, a Delaware limited liability company, having its principal office address at Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103, USA (“Client”) and PCT, LLC, A CALADRIUS COMPANY, a Delaware limited liability company having its principal office at 4 Pearl Court, Suite C, Allendale, New Jersey 07401 (“PCT”). Each of Adaptimmune, Client and PCT are referred to herein a “Party” and are collectively referred to as the “Parties”.  This Agreement incorporates by reference the terms and conditions set forth in Attachment A (“Attachment A”) attached hereto and made a part hereof.  Capitalized terms not otherwise defined herein will have the meaning set forth in Attachment A.  In consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

DESCRIPTION – BACKGROUND

(1)      Client and Adaptimmune are engaged in the business of the development of pharmaceutical products. Client wishes to manufacture certain pharmaceutical products and, in connection therewith, to retain PCT to perform the services described in this Agreement (the “Services”) through the provision by PCT of certain personnel and dedicated facilities.  Adaptimmune owns or controls certain intellectual property rights in relation to those pharmaceutical products.

(2)      Client, Adaptimmune and PCT previously executed certain agreements prior to the Execution Date for the manufacture and supply of cell therapy products as more particularly described in such agreements (as amended, collectively “Prior Agreements”).

(3)      This Agreement provides for PCT to (a) expand its current manufacturing capacity at PCT’s Allendale, New Jersey Facility (the “Allendale Facility”) in order for PCT to manufacture Client’s products as the Parties mutually agree to manufacture pursuant to this Agreement (individually and collectively referred to a “Product”) in support of Client’s anticipated clinical trials in both the United States and Europe and (b) transition from a shared capacity manufacturing model to a dedicated clean room and personnel model.

EFFECTIVE DATE OF SERVICES

Notwithstanding the Execution Date, this Agreement is effective as of October 1, 2016 (the “Effective Date”) and commencing on the Effective Date PCT will provide Client with the services described in this Agreement (the “Services”) in lieu of services set forth in the Prior Agreements. From and after the Effective Date, this Agreement supersedes and replaces the Prior Agreements and as of the Effective Date the Prior Agreements are terminated and no longer in force and effect except for those obligations that survive termination of the Prior Agreements as provided therein, such as payment obligations.  Close out activities set forth in the Prior

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Agreements will not be performed unless the Parties otherwise mutually agree in writing and Client will pay PCT for close out activities for any Product as provided herein.  Storage of Product as described in the Prior Agreements will be governed by this Agreement rather than the provisions, if any, set forth in the Prior Agreements.

SCOPE OF WORK

(1)      Definitions.  The definitions set forth below shall apply to any capitalised terms or expressions used in this Agreement:

(A)  “*** Audit Hours” has the meaning in Section 13(a) of Attachment A.

(B)   “Additional Audit Hours” has the meaning in Section 13(a) of Attachment A.

(C)   “Additional Runs” has the meaning set forth in Paragraph 2(E)(iii)(d) below.

(D)  “Additional Services” has the meaning in Section 17(m)(ii) of Attachment A.

(E)    “Affiliate” has the meaning in Section 17(d) of Attachment A.

(F)     “Allendale Facility” shall have the meaning given above.

(G)  “Alliance Manager” has the meaning in Section 2(d) of Attachment A.

(H)  “Applicable Laws” has the meaning in Section 2(a) of Attachment A.

(I)  “Assumptions” has the meaning in Section 7(a) of Attachment A.

(J)  “Attachment A” shall have the meaning given above.

(K)  “Attachment B” has the meaning set forth in Paragraph 2(D)(i) below.

(L)    “Attachment C” has the meaning in Section 9(d)(ii) of Attachment A.

(M)      “Audit” has the meaning in Section 13(a) of Attachment A.

(N)  “Audit Hours” has the meaning in Section 13(a) of Attachment A.

(O)  Automatic Room 6 Termination Date” has the meaning, as applicable, set forth in Paragraph 2(D)(ii) or Paragraph 2(D)(iii) below.

(P)     “Business Day” means any day at the Allendale Facility other than a Saturday, Sunday, the Friday after Thanksgiving or state and federal holidays.

(Q)  “Business Hours” are (1) 8:30 a.m. – 5:00 p.m. on any Business Day.

(R)   “CER” means a controlled environment room.

(S)     “***” has the meaning in Section 9(d)(ii) of Attachment A.

(T)     “Claims” has the meaning in Section 10(a) of Attachment A.

(U)  “CLBS” has the meaning in Section 17(i) of Attachment A.

(V)  “Client/Adaptimmune’s Agents” has the meaning in Section 10(a) of Attachment A.

(W)     “Client Background Intellectual Property” has the meaning in Section 6(b) of Attachment A.

(X)  “***” has the meaning in Section 9(d)(ii) of Attachment A.

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(Y)  “Client Mitigation Plan Request” has the meaning set forth in Paragraph 2(D)(xi) below.

(Z)    “Client’s Point of Contact” means *** or any other individual designated, in writing, from Client to PCT as the individual at the Client that PCT is to coordinate the Services hereunder.

(AA)  “COLA” has the meaning in Section 4(g) of Attachment A.

(BB)    “Confidential Information” has the meaning in Section 5(a) of Attachment A.

(CC)    “Construction” has the meaning set forth in Paragraph 2(D)(i) below.

(DD)  “Consultations” has the meaning in Section 13(c) of Attachment A.

(EE)      “Defective Product” has the meaning in Section 3(b) of Attachment A.

(FF)  “Determination Date” has the meaning in Section 4(g) of Attachment A.

(GG)  “Disclosing Party” has the meaning in Section 5(a) of Attachment A.

(HH)  “Disputed Charges” has the meaning in Section 4(e) of Attachment A.

(II)  “Effective Date” shall have the meaning given above.

(JJ)  “EU Annex 1” means EudraLex, Volume 4, “EU Guidelines to Good Manufacturing Practice, Medicinal Products for Human and Veterinary Use”, Annex 1, “Manufacture of Sterile Medicinal Products”.

(KK)  “Excess Audit Fees” has the meaning in Section 13(a) of Attachment A.

(LL)      “Execution Date” shall have the meaning given above.

(MM)    “Expense Prepayment” has the meaning in Section 8(a) of Attachment A.

(NN)        “Facility” has the meaning in Section 2(b) of Attachment A.

(OO)  “FDA” has the meaning in Section 4(c)(i) of Attachment A.

(PP)        “Fees” have the meaning set forth in Paragraph 6 below.

(QQ)  “Force Majeure” has the meaning in Section 15 of Attachment A.

(RR)    “GMP” has the meaning in Section 2(a) of Attachment A.

(SS)  “GMP Audit” has the meaning in Section 13(a) of Attachment A.

(TT)        “***” has the definition defined pursuant to the law of the State of New York.

(UU)  “Improvements” has the meaning in Section 6(d) of Attachment A.

(VV)  “Indemnified Party” has the meaning in Section 10(d) of Attachment A.

(WW)  “Indemnifying Party” has the meaning in Section 10(d) of Attachment A.

(XX)  “Initial Room 1 Services” has the meaning set forth in Paragraph 2(D)(ii) below.

(YY)  “Initial Room 1 Turnover Inspection” has the meaning set forth in Paragraph 2(D)(ii)(c) below.

(ZZ)      “Maintenance” has the meaning in Section 13(d) of Attachment A.

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(AAA)  “Maintenance Period” has the meaning in Section 13(d) of Attachment A.

(BBB)     “Manufacturing Process” means any and all processes and activities (or any step in any process of activity) used by PCT to manufacture Product (including the manufacturing, processing, packaging, labeling, quality control testing, release and storage of Product) as evidenced in batch documentation relating to such Product.

(CCC)     “Materials” has the meaning in Section 2(j) of Attachment A.

(DDD)  “MBR” means Client’s master batch record for a particular Product Manufacturing Process as transferred to PCT and incorporated into PCT’s document control or other applicable system.

(EEE)  “Mitigation Period” has the meaning set forth in Paragraph 2(D)(xii) below.

(FFF)     “Mitigation Plan” has the meaning set forth in Paragraph 2(D)(xi) below.

(GGG)  “Mitigation Plan Compliance Notice” has the meaning set forth in Paragraph 2(D)(xii) below.

(HHH)  “New Information” has the meaning in Section 7(a) of Attachment A.

(III)  “New Intellectual Property” has the meaning in Section 6(c) of Attachment A.

(JJJ)  “Parties” shall have the meaning given above.

(KKK)  “PCT Background Intellectual Property” has the meaning in Section 6(b) of Attachment A.

(LLL)  “PCT’s Agents” has the meaning in Section 10(a) of Attachment A.

(MMM)  “PCT Team” means a team of PCT Team Members that will, from time to time, be identified and established by PCT for the Services.

(NNN)  “PCT Team Member Fee” have the meaning set forth in Paragraph 6(C) below.

(OOO)  “PCT Team Members” means, collectively, identified existing PCT staff personnel and PCT staff personnel that PCT hires for the Services provided pursuant to this Agreement.  PCT Team Members are employees of PCT and not of the Client.

(PPP)     “Point of Contact” has the meaning in Section 2(d) of Attachment A.

(QQQ)  “Prior Agreements” shall have the meaning given above.

(RRR)     “Product” shall have the meaning given above.

(SSS)     “Product Run” means a Product Manufacturing Process at full scale that results in the production of Product and includes a first Product Run or a replacement Product Run

(TTT)     “Program Amendment Order” has the meaning in Section 1 of Attachment A.

(UUU)  “Prospective Cost Increase” has the meaning in Section 11(a) of Attachment A.

(VVV)  “Prospective Illegality” has the meaning in Section 11(a) of Attachment A.

(WWW)     “QP” has the meaning set forth in Paragraph 2(D)(x) below.

(XXX)  “QP Inspections” has the meaning set forth in Paragraph 2(D)(x) below.

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(YYY)  “QP Report” has the meaning set forth in Paragraph 2(D)(x) below.

(ZZZ)  “Quality Agreement” has the meaning in Section 2(c) of Attachment A.

(AAAA)  “Raw Materials” has the meaning set forth in Section 10(c) of Attachment A.

(BBBB)  “Resolution Corrective Items” has the meaning set forth in Paragraph 2(D)(v) below.

(CCCC)  “Receiving Party” has the meaning in Section 5(a) of Attachment A.

(DDDD)  “Records” has the meaning in Section 2(i) of Attachment A.

(EEEE)    “Regulatory Agency” has the meaning in Section 2(a) of Attachment A.

(FFFF)  “Resolution Activities” has the meaning set forth in Paragraph 2(D)(i) below.

(GGGG)  “Room 1” means CER room 1 at the Allendale Facility.

(HHHH)  “Room 1 Availability Notice” has the meaning set forth in Paragraph 2(D)(iii) below.

(IIII)  “Room 1 Fee” has the meaning set forth in Paragraph 6(A) below.

(JJJJ)  “Room 1 Initial Services Availability Notice” has the meaning set forth in Paragraph 2(D)(ii) below.  The Parties agree that the Room 1 Initial Services Availability Notice was received by Client on August 15, 2016.

(KKKK)  “Room 1 Initial Services Start Date” has the meaning set forth in Paragraph 2(D)(ii) below.

(LLLL)    “Room 1 Product Manufacturing Start Date” has the meaning set forth in Paragraph 2(D)(iii) below.

(MMMM)      “Room 1 Start Date” has the meaning set forth in Paragraph 2(D)(i) below.

(NNNN)              “Room 1 Turnover Inspection” has the meaning set forth in Paragraph 2(D)(v) below.

(OOOO)  “Room 6” means CER room 6 at the Allendale Facility.

(PPPP)  “Room 6 Fee” has the meaning set forth in Paragraph 6(B) below.

(QQQQ)  “Room 6 Termination Date” has the meaning set forth in Paragraph 2(E)(ii) below.

(RRRR)  “Run” means (i) a Product Run, (ii) one or more mutually scheduled Training Activities and (iii) any other activity associated with a Product Manufacturing Process mutually agreed to by the Parties to be provided by PCT Team Members.

(SSSS)  “Services” shall have the meaning given above.

(TTTT)        “Services Period” shall mean the period from the Effective Date until the Termination Date unless terminated earlier on the Room 6 Termination Date.

(UUUU)  “Share of Responsibility” has the meaning in Section 3(b) of Attachment A.

(VVVV)  “Stage” has the meaning in Section 1 of Attachment A.

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(WWWW)  “Start Date” means, as to each PCT Team Member, the date that PCT notifies Client, as provided in Paragraph 2(C)(ii) below that a PCT staff member has been assigned to the PCT Team and is to be treated as a PCT Team Member.

(XXXX)  “TCR” has the meaning in Section 6(f) of Attachment A.

(YYYY)  “TCRs” has the meaning in Section 6(d) of Attachment A.

(ZZZZ)    “Termination Date” has the meaning set forth in Paragraph 2(E)(ii) below.

(AAAAA)  “***” ***                                                           .

(BBBBB) “Training Activities” has the meaning set forth in Paragraph 2(C)(iv) below.

(CCCCC) “Training Plan” has the meaning set forth in Paragraph 2(C)(iv) below.

(DDDDD)  “Upfront Audit Fee” has the meaning in Section 13(a) of Attachment A.

(EEEEE)  “Written Notice” has the meaning in Section 9(b) of Attachment A.

(2)      Services.  Commencing as of the Effective Date, PCT will provide Services as set forth below:

(A)  DEDICATED ROOM 6.  PCT will assign Room 6 on a dedicated and exclusive basis to Client in order that, as provided in this Agreement, Client can request and have PCT perform up to the maximum number of Runs at the times and manner provided in Paragraph 2(B) below.  Commencing on the Effective Date, Room 6 will be exclusive to Client and during the Services Period:

(i)  PCT will not perform any other services either on its own behalf or for the benefit of any other client of PCT in Room 6.

(ii) PCT will (a) maintain in Room 6 such equipment, as is necessary for the Services and (b), as applicable, maintain, validate, clean, monitor and provide calibration services for Room 6 and the equipment within Room 6 in accordance with current PCT standard operating procedures.

(B) DETERMINATION OF RUN CAPACITY.  During the Services Period, Client and PCT will periodically determine and mutually agree on the maximum number of Product Runs to be performed by PCT in particular periods (such as weekly or monthly, as the Parties mutually determine) in, as applicable, each of Room 6 and Room 1.  The determination of the number of Product Runs to be performed in particular periods will reflect, among other items, the length of the applicable Manufacturing Processes for the applicable Product, the different viral vectors in the applicable Product, the number of individuals permitted within Room 6 and Room 1 at any time pursuant to applicable standard operating procedures and the number and availability of equipment therein (including biosafety cabinets) which will affect the ability to perform unit operations within a Product Manufacturing Process while another Product Manufacturing Process is being performed.

(C)   PCT TEAM MEMBERS.

(i)          (a) As Client and PCT from time to time determine the maximum number of Product Runs to be performed by PCT in particular periods in, as applicable, Room 6 and Room 1, Client and PCT will then, from time to time, mutually agree on the number, make-up and roles of PCT Team Members necessary for providing the number of

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Product Runs agreed upon pursuant to Paragraph 2(B) above.  Once the number, make-up and roles of the PCT Team Members are determined and mutually agreed, PCT will identify and establish a PCT Team consisting of PCT Team Members to perform the agreed upon maximum number of Product Runs.  Failure of the Parties to mutually agree on the number, make-up and/or roles of PCT Team Members necessary for providing the maximum number of Product Runs pursuant to Paragraph 2(B) above, as applicable for Room 6 and Room 1 may impact PCT’s ability to provide such agreed upon Services in Room 6 or Room 1.

(b) PCT reserves the right to periodically alter the identity, make-up and/or roles of the PCT Team Members, provided, however, that PCT will make such changes only when PCT reasonably determines, in good faith that such change is required.  PCT will provide Client with as much prior notice of such PCT determined change as reasonably possible, provided, however, PCT is under no obligation to explain and/or justify to Client the reason for such change.  In connection with changes in the PCT Team, PCT will endeavor to minimize any impact on the agreed schedule of Runs and other Services provided by PCT pursuant to this Agreement. Any replacement of PCT Team Members shall remain subject to the terms of this Agreement.

(ii)      On an on-going basis, PCT’s designated Point of Contact (as defined in Section 2(d) of Attachment A) shall notify the designated Client Point of Contact, in writing (with email being an acceptable writing), the identity and responsibility of the various individuals that PCT assigns to the PCT Team.  The date that PCT notifies Client that a PCT staff member has been assigned to the PCT Team shall be such PCT Team Member’s Start Date in the PCT Team. PCT shall only assign and hire persons to the PCT Team that PCT has a reasonable belief will have sufficient experience and expertise to adequately perform such person’s respective role on the PCT Team. If Client, within *** (***) Business Days of receipt of PCT’s applicable notices identifying the particular PCT Team Member(s) that are assigned to the PCT Team, notifies PCT’s Point of Contact, in writing (with email being an acceptable writing) that a particular individual ***                                                                                                                                                          .  The Parties agree that, in accordance with the Prior Agreements, PCT has previously identified PCT Team Members for the Services to be provided pursuant to this Agreement and as of the Execution Date, PCT Team Members identified as PCT Members pursuant to the Prior Agreements are PCT Team Members for Services under this Agreement.

(iii)  The make-up of the PCT Team may include (without limitation) (a) manufacturing specialists, (b) quality assurance/documentation specialists, (c) environmental monitoring specialists, (d) quality control analysts, (e) project managers, (f) operations supervisors, (g) quality supervisors, (h) materials managers and (i) as the Parties determine any other individuals.

(iv)  PCT will provide training to each PCT Team Member pursuant to a training plan agreed to by the Parties (the “Training Plan”). Such training will be provided as soon as reasonably possible after the relevant PCT Team Member’s Start Date. The Training Plan will outline the requirements/activities regarding applicable manufacturing, quality control and quality assurance training and include skillset

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development and training not directly connected to the performance of a specific manufacturing process, observations of the manufacturing, analytical, quality or other ancillary procedures as required for the specific role as the Parties may determine and GMP training runs utilizing the GMP resources (clean room, analytical laboratories, existing trained staff) (collectively, “Training Activities”).  Each PCT Team Member (including those PCT Team Members as of the Execution Date that have not completed training) may require approximately *** (***) months of Training Activities in order to be capable of performing Product Runs and Client understands that such training is contingent on the availably of training resources, trainers and clean room facility with respect to the ongoing agreed upon schedule for Runs.  Client agrees that this training requirement may have an effect on PCT’s ability to provide Product Runs at the maximum capacity for Room 6 and/or Room 1 pursuant in Paragraph 2(B) above but both Client and PCT agree that they shall work together to minimize any impact on PCT’s ability to schedule and perform Runs.  Training shall occur at the Allendale Facility and such other locations as the Parties mutually agree.

(v)      Client will have first priority (but not exclusive use) to PCT Team Members for Runs by PCT Team Members.  In the event of any simultaneous conflict affecting a PCT Team Member’s availability to perform Services for the Client and PCT’s need for such PCT Team Member for other services, Client’s need for the Services requiring such PCT Team Member will supersede any PCT need for such PCT Team Member.

(vi)  During the Services Period, PCT may cancel a scheduled Run or a particular scheduled Run, if there are insufficient, trained PCT Team Members at the time of the commencement of the scheduled Run or anytime during such Run due to (a) the fact that a necessary PCT Team Member required for the Services or Runs is on personal time off, on a prescheduled vacation, ill, injured, fails to arrive at the Allendale Facility without notification to PCT or is no longer employed by PCT or (b) Force Majeure, and PCT reasonably determines that as a result of any such occurrence the then existing/remaining PCT Team Member complement cannot support the particular Run. PCT shall reasonably mitigate any delay associated with such cancellation and will work with Client to minimize any disruption.

(D)  DEDICATED CER ROOM 1.

(i)          Through the period ending ***          PCT will undertake activities determined by PCT (collectively, the “Resolution Activities”), including construction (“Construction”), if necessary, at the Allendale Facility (including in Room 1) as PCT reasonably determines will enable PCT no later than ***            (the “Room 1 Start Date”) ***                                                                                                                                                                                    (each as set forth in Attachment B (“Attachment B”) attached hereto and made a part hereof.

(ii)      (a)       Upon PCT’s satisfaction of those Resolution Activities, in PCT’s reasonable determination, that will enable Client for the remainder of the Services Period to perform Runs in Room 1 identical in scope to those that are capable of being provided in Room 6 as of the Effective Date for use within the United States (the

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“Initial Room 1 Services”), PCT may deliver to Client a written notice (the “Room 1 Initial Services Availability Notice”) together with any remaining data and/or reports (to the extent not previously provided to Client) supporting PCT’s statements, stating that Room 1 (a) and the critical manufacturing equipment therein have been qualified according to existing PCT records (IQ/OQ) as well as any previously Room 6 agreed upon process-specific qualifications within the context of Client’s Product Manufacturing Process and (2) satisfies the environmental requirements outlined in EU Annex 1 and, therefore, PCT is able to perform Product Runs in Room 1 for use within the United States using Client’s MBR for Product.

(b)      Upon Client’s receipt of the Room 1 Initial Services Availability Notice, PCT will have determined that Room 1 is assigned to Client for Initial Room 1 Services on an exclusive basis as of the first day of the month following Client’s receipt of the Room 1 Initial Services Availability Notice or the first day of the month if such date of receipt is the first day of a month (the “Room 1 Initial Services Start Date”) and, except to the extent necessary to complete any ongoing Runs within Room 6, as of day immediately preceding the Room 1 Initial Services Start Date (the “Automatic Room 6 Termination Date”) Services will cease to be performed or provided by PCT in Room 6.  For purposes of clarity, until the Room 1 Product Manufacturing Start Date has occurred, PCT has no obligation to provide Runs in Room 1 for use in the European Union.

(c)       Should Client believe it necessary to ensure conformance of Room 1 with United States regulatory requirements, Client may carry out an inspection of Room 1 (the “Initial Room 1 Turnover Inspection”) within the ***     day period following Client’s receipt of the Room 1 Initial Services Availability Notice together with any remaining data and/or reports supporting PCT’s statement as to its ability to perform Product Runs in Room 1 for use within the United States using Client’s MBR for Product.  PCT will use reasonable efforts to facilitate such Initial Room 1 Turnover Inspection. Client has ***    days following Client’s receipt of the Room 1 Initial Services Availability Notice together and other items referred to in the opening sentence of this Paragraph 2(D)(ii)(c), to notify PCT’s Point of Contact, in writing, of Client’s reasonable, good faith objection to PCT’s determination Room 1’s suitability for Runs.

(d)     Provided the written notice referred to in Paragraph 2(D)(ii)(c) above is based on Client’s Initial Room 1 Inspection and/or any of the other items referred to in the opening sentence of Paragraph 2(D)(ii)(c) and such written notice contains the corrective action(s) to be taken by PCT to address and correct such objections, until all such objections have been addressed to the reasonable satisfaction of both Parties both the Room 1 Initial Services Start Date and the Automatic Room 6 Termination Date will be delayed and once such objections have been addressed the Parties will determine the date that the Room 1 Initial Services Start Date and the Automatic Room 6 Termination Date shall occur.  The Room 1 Initial Services Start Date shall be the first day of a month and the Automatic Room 6 Termination Date shall be the date immediately preceding the Room 1 Initial Services Start Date.

(e)       Further, no later than ***             days following Client’s receipt of the Room 1 Initial Services Availability Notice together with any remaining data and/or reports

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supporting PCT’s statement as to its ability to perform Product Runs in Room 1 for use within the United States using Client’s MBR for Product, Client may elect to delay the Automatic Room 6 Termination Date and continue to use both Room 6 and Room 1 for a period ending on the earlier to occur of (1) the last day of a month selected by Client and (2) the day immediately preceding the Room 1 Product Manufacturing Start Date, in which event Runs may, at Client’s election, be performed in Room 6 and in Room 1.

(iii)  Upon PCT’s satisfaction of ALL Resolution Activities PCT will deliver to Client a written notice (the “Room 1 Availability Notice”) stating that (a) Room 1 and the critical manufacturing equipment therein have been qualified according to existing PCT records (IQ/OQ) as well as any previously Room 6 agreed upon process-specific qualifications within the context of Client’s Product Manufacturing Process, (b) Room 1 satisfies the environmental requirements outlined in EU Annex 1 and (c) PCT has ***                                   and, therefore, as of the first day of the month following Client’s receipt of the Room 1 Availability Notice or the first day of the month if such date of receipt is the first day of a month (the “Room 1 Product Manufacturing Start Date”), PCT is able to perform Product Runs in Room 1 for Client’s use within the United States and European Union, using Client’s MBR for Product.

(iv)  To the extent the Room 1 Initial Services Start Date has not occurred (1) as of the Room 1 Product Manufacturing Start Date, Room 1 is available to Client for Services on an exclusive basis, (2) as of day immediately preceding the Room 1 Product Manufacturing Start Date (also referred to as the “Automatic Room 6 Termination Date”) Services will cease to be performed or provided by PCT in Room 6 (except to the extent necessary to complete any ongoing Run Manufacturing Process within Room 6), (3) after the Automatic Room 6 Termination Date, Room 6 will no longer be assigned to and dedicated in any manner to Client and (4) as of the Room 1 Product Manufacturing Start Date, PCT is able to perform Product Runs in Room 1 for Client’s use within the European Union using Client’s MBR for Product and for the remainder of the Services Period all Services (except for any remaining Services that are to be completed in Room 6 as provided above) will be performed in Room 1 only.

(v)      Client has ***              days following Client’s receipt of the Room 1 Availability Notice together with any remaining data and/or reports supporting PCT’s statement as to its ability to perform Product Runs in Room 1 for Client’s use within the United States and European Union using Client’s MBR for Product, to deliver to PCT a Client Mitigation Plan Request addressing Resolution Corrective Items in order to prevent the increase of the Room 1 Fee as provided in the definition of the Room 1 Fee.  To the extent PCT receives a Client Mitigation Plan Request in the manner provided in this Paragraph 2(D)(v) that includes a list of objections preventing a QP from releasing Product for use in the European Union and such objectionable items include, in QP’s reasonable, good faith determination that (a) identified Resolution Activities have not been corrected or (b) based on the data and/or reports associated with PCT’s qualification of Room 1 and/or any critical equipment therein and the results associated with PCT’s complying with the environmental requirements of EU

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Annex 1 in Room 1 (collectively, the “Resolution Corrective Items”), provided further that the Client Mitigation Plan Request contains the corrective action(s) to be taken by PCT to address and correct such Resolution Corrective Items, the Room 1 Fee ***            as provided in the definition of Room 1 Fee until the first day of the month following PCT’s satisfaction of the Resolution Corrective Items as set forth in the Mitigation Plan.  To the extent the Client Mitigation Plan Request also contains items in addition to the Resolution Corrective Items that are to be addressed by Mitigation Plan, such additional items will not affect or prevent the increase in the Room 1 Fee upon completion of the Resolution Corrective Items as set forth in the Mitigation Plan.  Client within the ***           day period referred to in the opening sentence of this Paragraph 2(D)(v) to carry out an inspection of Room 1 (the “Room 1 Turnover Inspection”) and assess whether all Resolution Activities have been corrected.  PCT will use reasonable efforts to facilitate such Room 1 Turnover Inspection.

(vi)        If the Room 1 Availability Notice is not provided by the Room 1 Start Date, PCT will immediately notify Client of such notice failure and promptly schedule discussions with Client identifying the reasons for PCT’s inability to provide the Room 1 Availability Notice as well as Resolution Activities impacting Room 1 that remain incomplete.  PCT will provide Client with PCT’s then current, good faith estimate regarding the timeframe required to address and complete the identified, remaining Resolution Activities and PCT will as quickly and diligently as commercially reasonable complete the remaining Resolution Activities.  PCT will have a period ending on the last day of the month following the expiration of the ***    month period following the scheduled discussions with Client identifying the reasons for PCT’s inability to provide the Room 1 Availability Notice as well as Resolution Activities impacting Room 1 that remain incomplete to satisfy all such remaining Resolution Activities and provide the Room 1 Availability Notice within such additional period.

(vii)          If PCT does not provide the Room 1 Availability Notice by the end of the additional period referred to in Paragraph 2(D)(vi) above, Client may, at any time thereafter, terminate its need for Room 1 on the last day of a month following PCT’s designated Point of Contact’s receipt of written notice (without regard to the limiting language set forth in cause (b) of the definition of Termination Date) of the termination of such Services and, on the first day of the month following such last day, Client will have no obligations to use or pay for Room 1 and all terms and provisions herein applicable to Room 1 will no longer be in effect as to the Client.  The Parties expressly agree that any election by Client affecting Room 1 pursuant to this Paragraph 2(D)(vii) has no impact of Client’s use of and obligations relating to Room 6 but only if PCT has not previously provided Client with the Room 1 Initial Services Availability Notice in which event Client’s ability to use Room 6 will terminate as provided regarding the Initial Room 1 Services (unless Client has elected to delay the Automatic Room 6 Termination Date in accordance with Paragraph 2(D)(ii)(e) above).

(viii)                  If PCT has provided Client with the Room 1 Initial Services Availability Notice, Client’s ability to terminate its need for Room 1 pursuant to Paragraph 2(D)(vii)

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above ceases if prior to PCT’s receipt of Client’s notice terminating Client’s need for Room 1 PCT provides the Room 1 Availability Notice.

(ix)  PCT ***         will complete the Resolution Activities, including any validations and qualifications as determined by PCT.  PCT will be responsible, at its cost and expense for validation, cleaning as necessary as a result of any Construction.

(x)      Any time after Client’s receipt of the Room 1 Availability Notice, in addition to Room 1 Turnover Inspection, Client may schedule and conduct, at Client’s cost and expense, one or more inspections (“QP Inspections”), including for cause QP Inspections, of the Allendale Facility (and Room 1) by a qualified person (“QP”) selected by and paid for by Client. QP Inspections are for the purpose of ascertaining whether Product to be manufactured in Room 1 after the Room 1 Product Manufacturing Start Date can be released for Client’s clinical trial in the European Union. Subject at all times to the Allendale Facility’s standard operating procedures and requirements of confidentiality as the same relate to PCT’s business and PCT’s other clients, during any QP Inspection PCT will provide such additional information and access to the Allendale Facility as the QP reasonably determines is necessary for the QP to determine the Allendale Facility’s adherence to European Union GMP requirements and ability to provide Product from Room 1 suitable for release for clinical trials in the European Union.  QP Inspections shall be scheduled at time(s) mutually acceptable to the Parties during Business Hours on at least ***    days prior written notice from Client to PCT’s designated Point of Contact.  Client agrees to provide PCT with a copy(ies) of the QP’s written Inspection report (“QP Report”).

(xi)  On Client’s written request (the “Client Mitigation Plan Request”) delivered to PCT’ designated Point of Contract and based on the QP Report(s), if such QP Report(s) do(es) not indicate that Product manufactured at the Allendale Facility can be released for use in Client’s European clinical trial without further action, PCT will in good faith develop a plan (a “Mitigation Plan”) that PCT determines is reasonably necessary to address such action items and the mitigation thereof and timeline for mitigation thereof.  The Client Mitigation Plan Request must provide specific reasons for Client’s determination that Product cannot be released for use in the European Union and corrective actions necessary to satisfy Client’s objections.  The Client Mitigation Request must also indicate which the objections arises out of PCT’s failure to correct a Resolution Activity or if such objection is a result of the QP determining that PCT needs to take additional actions not included in the Resolution Activities.

(xii)          Such Mitigation Plan shall be prepared on a timely basis, as soon as reasonably possible after the provision of the Client Mitigation Plan Request and in any event within ***     days of PCT’s receipt of Client Mitigation Plan Request. After Client’s written approval of the Mitigation Plan (which written approval will not be unreasonably withheld, delayed or conditioned), PCT will expeditiously undertake such Mitigation Plan ***               .  If within the period ending on the last day of the month following ***            days of PCT’s receipt of the Client Mitigation Plan Request (the “Mitigation Period”) either (1) the Parties cannot reasonably agree, in good faith, that additional action items need to be taken by PCT in order that Product manufactured can be released for use in Client’s European clinical trial(s) or (2) a Mitigation Plan is not agreed to by the Parties using commercially reasonable good

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faith efforts to negotiate an acceptable Mitigation Plan, Client may terminate its need for Room 1 on the last day of a month following PCT’s designated Point of Contact’s receipt of written notice (without regard to the limiting language set forth in cause (b) of the definition of Termination Date) of termination of Services within Room 1 and, on the first day of the month following such last day, Client will have no obligations to use or pay for Room 1 and all terms and provisions herein applicable to Room 1 will no longer be in effect as to the Client.  Client’s ability to terminate its need for Room 1 pursuant to this Paragraph 2(D)(xi) ceases if prior to delivering such notice terminating Client’s need for Room 1 PCT provides the agreed Mitigation Plan.

(xiii)      If a Mitigation Plan is agreed to by the Parties and PCT fails to comply with the terms of the Mitigation Plan as evidenced by PCT’s failure (as provided in such Mitigation Plan) to provide a mitigation plan compliance notice to Client that PCT has successfully completed the actions required under the Mitigation Plan (the “Mitigation Plan Compliance Notice”), PCT will immediately notify Client of such notice failure and promptly schedule discussions with Client identifying the reasons for PCT’s inability to provide the Mitigation Plan Compliance Notice as well as the unsatisfied activities impacting Room 1 that remain incomplete in the Mitigation Plan.  PCT will provide Client with PCT’s then current, good faith estimate regarding the timeframe required to address and complete the identified, remaining Mitigation Plan activities and PCT will as quickly and diligently as commercially reasonable complete the Mitigation Plan activities.  PCT will have a period ending on the last day of the month following the expiration of the ***     month period following the scheduled discussions with Client identifying the reasons for PCT’s inability to provide the Mitigation Plan Compliance Notice to satisfy all remaining Mitigation Plan activities and provide the Mitigation Plan Compliance Notice within such additional period.

(xiv)      If PCT has not provided the Mitigation Plan Compliance Notice by the end of the additional period referred to above, Client may, at any time thereafter, terminate its need for Room 1 on the last day of a month following PCT’s designated Point of Contact’s receipt of written notice (without regard to the limiting language set forth in cause (b) of the definition of Termination Date) of the termination of such Services and, on the first day of the month following such last day, Client will have no obligations to use or pay for Room 1 and all terms and provisions herein applicable to Room 1 will no longer be in effect as to the Client.  Client’s ability to terminate its need for Room 1 pursuant to this Paragraph 2(D)(xiv) ceases if prior to PCT’s receipt of Client’s notice terminating Client’s need for Room 1 PCT provides the Mitigation Plan Compliance Notice.

(xv)          Commencing on the earlier to occur of the Room 1 Initial Services Start Date and Room 1 Product Manufacturing Start Date PCT will (a) assign Room 1 on a dedicated and exclusive basis to Client in order that, as provided in this Agreement Client can request and have PCT perform up to the number of Runs in Room 1 at the times and manner provided in Paragraph 2(B) above and (b) not perform any other services either on its own behalf or for the benefit of any other client of PCT in Room 1.

(xvi)      As of the earlier of the Room 1 Initial Services Start Date and Room 1 Product Manufacturing Start Date and during the remainder of the Services Period, PCT will

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(a) maintain in Room 1 such equipment as is necessary for the Services and (b), as applicable, maintain, validate, clean, monitor and provide calibration services of Room 1 and the equipment within Room 1 in accordance with current PCT standard operating procedures.

(xvii)        Commencing on the earlier of the Room 1 Initial Services Start Date and Room 1 Product Manufacturing Start Date and thereafter through the Termination Date for the Services to be provided in Room 1 as more particularly described below PCT will identify and continue to identity PCT Team Members for the Services as provided in Paragraph 2(B).

(xviii)                      Client acknowledges and agrees that the Parties’ ability to schedule and/or PCT’s ability to perform a Run in Room 6 may be affected by Construction in connection with PCT’s obligation to perform Resolution Activities in order to manufacture Product in Room 1 no later than the Room 1 Start Date.  To the extent that Construction may have an impact on Runs in Room 6, PCT and Client will mutually discuss and schedule and perform Runs and/or schedule Construction around scheduled Runs in order to minimize the impact of Resolution Activities on both Client and PCT.

(E)    SCHEDULING AND PERFORMANCE OF RUNS.

(i)          Through the Termination Date under GMP conditions, PCT will perform the Services and be prepared to schedule up to the maximum number of Product Runs determined pursuant to Paragraph 2(B) above, subject to PCT having reasonably determined that designated PCT Team Members have satisfactorily completed the Training Activities required for PCT to be able to provide such agreed upon maximum number of Product Runs.  PCT has no obligation to provide Runs in Room 6 or, prior to the Room 1 Product Manufacturing Start Date, in Room 1 for use in the European Union and to provide Services of any kind in Room 1 or perform Runs in Room 1 prior to the earlier of the Room 1 Initial Services Start Date or the Room 1 Product Manufacturing Start Date.

(ii)      Paragraph 2(E)(ii) Definitions.

“Room 6 Termination Date” means the earlier of (1) the date the Parties mutually agree, in writing that the Runs scheduled and to be performed in Room 6 shall end (which shall be the last day of a month), (2) the Automatic Room 6 Termination Date and (3) the last day of the month following PCT’s receipt of not less than ***     days written notice from Client that Client’s desire to schedule and have Runs performed in Room 6 will end.  As of the Room 6 Termination Date all Services in Room 6 shall cease.

“Termination Date” means the earlier of:

(a)       The date the Parties mutually agree, in writing that the scheduling and performance of all Runs and Services (in both Room 6 (to the extent the Room 6 Termination Date has not occurred) and Room 1) ends (which shall be the last day of a month).

(b)      The last day of the month following PCT’s designated Point of Contact’s receipt of no less than ***               days written notice from Client that Client will no

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longer require Services in Room 6 and Room 1 provided, however, if the Room 1 Product Manufacturing Start Date has occurred prior to PCT’s receipt of Client’s written notice of termination of Services and notwithstanding Section 9(d) of Attachment A to the contrary, the Termination Date shall not be effective prior to the last day of the month following the ***               of the first day of the month following the month in which the Room 1 Product Manufacturing Start Date has occurred.

(c)       The date this Agreement terminates pursuant to Section 9 of Attachment A, provided, however Client’s ability to terminate the Agreement pursuant to Section 9(d)(i) of Attachment A is limited as provided in Paragraph (b) of the definition of Termination Date.

(iii)  Scheduling and Performing Runs.

(a)       Subject to all other terms and provisions of this Agreement relating to the pre-conditions for a Run (including PCT’s receipt of the applicable Raw Materials on the mutually scheduled date for the Run), through the Termination Date, the Parties shall mutually schedule date(s) for PCT’s commencement of Runs.  Client agrees that to the extent during a particular period Client has not requested that up to the maximum number of Product Runs determined pursuant to Paragraph 2(B) above be scheduled, PCT has no obligation to provide extra Runs in subsequent periods above the amount described in this Paragraph 2(E)(iii)(a).

(b)      The Parties will, in advance of each calendar month, discuss the dates for the scheduling of Runs in the applicable calendar month up to the maximum number of Runs as mutually determined pursuant to Paragraph 2(B) above.  All Runs will start on a Business Day.

(c)       Once the Parties have scheduled the particular date that a Run is to be commenced by PCT, if (x) Client cancels the mutually scheduled Run or (y) PCT does not receive the necessary Client sourced materials and/or Raw Materials for the scheduled Run by ***    on the date such Run is scheduled, then, unless the Parties otherwise mutually agree, PCT shall be relieved of the obligation to commence the Run on the mutually scheduled date.

(d)     If Client requests PCT to schedule additional Runs in excess of the agreed upon maximum number of Product Runs determined pursuant to Paragraph 2(B), as applicable, for each of Room 6 and Room 1 (“Additional Runs”), to the extent all other terms and provisions of this Agreement relating to the pre-conditions for a Run are met, PCT will use commercially reasonable efforts reflecting the then existing and trained PCT Team Member make-up and PCT Team availability for, as applicable, Room 6 and Room 1 to accommodate Client’s request for such Additional Run(s) in excess of the maximum number of Runs determined pursuant to Paragraph 2(B) during a particular period.

(e)       In-process testing and final product testing of Product Runs by PCT, Client or a third party service provider will be performed in accordance with the methods previously qualified by PCT pursuant to the applicable Prior Agreement or, in the case, of

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Product not covered by a Prior Agreement then as the Parties mutually agree to in writing.

(f)        Product resulting from the Manufacturing Process for a Product Run will be stored in quarantine at the Allendale Facility until release and after release maintained at the Allendale Facility until shipment of such lot of Product is requested by Client in accordance with a procedure mutually agreed to, in writing, by PCT and Client.  Retain samples will be maintained by PCT for the duration of the Agreement. Product will be shipped to clinical sites as instructed by Client.

(g)      Manufacturing inventories, Run production schedules and shipments of Product will be coordinated with Client through PCT’s Point of Contact, as designated in writing by PCT to Client.

(h)      Through the Termination Date, PCT will maintain the utilities, systems and equipment used in connection with the Services and provide environmental monitoring, cleaning and Quality Control testing services as specified in the Quality Agreement.

(i)          After the Room 6 Termination Date, Room 6 will no longer be available to Client for Services and no longer dedicated to Client on an exclusive basis.  The existence of the Room 6 Termination Date has no effect on the definition of the Termination Date.

(j)          In connection with PCT’s receipt throughout the term of this Agreement of materials and Raw Materials, the Parties agree that the Services described herein, do not include the performance by PCT of any raw biological material testing, Product intermediate testing, Product stability studies or reagent testing beyond the existing Certificate of Analysis for such items. If Client desires any such stability studies or testing, such additional stability study(ies) or testing, if provided by PCT, will be at additional cost to Client and any such services will be provided by PCT in accordance with a Program Amendment Order or other writing executed by the Parties.

(iv)  Failure to cause PCT to perform a Product Run in any particular month may affect PCT’s ability to perform subsequently requested Product Runs in, as applicable, Room 6 or Room 1, in subsequent months as PCT may determine that additional training and other activities are necessary in order for PCT to continue to provide appropriate Product Runs in, as applicable, Room 6 or Room 1.

(v)      Product Testing.  All tests required in connection with a Run and not performed in-house by PCT or directly by the Client, will be contracted out by PCT, and PCT will manage the performance of such product testing, including review of such results prior to communication to Client. Client may subcontract out other vendors for release testing in which event Client will be solely responsible for such testing.

(vi)  PCT shall use commercially reasonable efforts to provide adequate supply chain and other support services in connection with the Services.

DELIVERABLES. (1) Product and (2) data related to the manufacture, testing, release, shipping and storage of Product and the maintenance of the corresponding equipment, materials and CER and other deliverables mutually agreed between the Parties.

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DURATION OF SERVICES PERIOD.  The Services Period commences on the Effective Date and ends on the Termination Date.

(3)      Storage of Product after Termination Date.

(A)  If Product and/or retain samples remain in storage/cryostorage after the Termination Date, PCT and Client may agree, in writing, that such items are to remain in storage/cryostorage at the Allendale Facility provided Client pays for each sample and/or lot of Product at PCT’s then standard storage rates for samples and Product and the Parties execute either a Program Amendment Order or other writing addressing the continued storage/cryostorage of such items.

(B)   In the alternative, Client or Adaptimmune may instruct PCT, in writing and at Client’s cost and expense, to deliver all samples and Product then at the Allendale Facility to Client’s Point of Contact or other address as instructed by Client or Adaptimmune.

(C)   If Client or Adaptimmune fails to provide written instructions regarding the shipment of all samples and/or Product then in the Allendale Facility or fail to agree with PCT regarding the continued storage/cryostorage of samples and/or Product at the Allendale Facility after the Termination Date, Client and Adaptimmune shall be deemed to have instructed PCT to store/cryostore all such items after the Termination Date for a period of up to *** months and Client will be invoiced and pay for each individual sample and Product in storage in advance and Client will be invoiced and pay PCT an extraction fee and shipping fee (together with all reimbursable costs and expenses), for any items requested by Client or Adaptimmune to be extracted and shipped from storage.

(D)  In the event any samples or Product are likely to remain at PCT after such *** month period, PCT may, at any time, contact Client (with notice to Client being deemed notice to Adaptimmune) for written instructions regarding either (i) continued storage of such samples and Product at the Allendale Facility after such *** month period, (ii) return of the samples and Product to Client, Adaptimmune or other acceptable site for the storage of such items promptly after such *** month period or (iii) the destruction of all samples and Product then at the Allendale Facility after such *** month period.

(E)    If Client or Adaptimmune do not provide written instructions regarding such remaining samples and Product or ceases to pay PCT the costs associated with storage/cryostorage of such samples and Product, PCT may, at Client’s cost and expense and liability, destroy all remaining samples and Product at the Allendale Facility in accordance with Applicable Law following PCT providing Client (which notice shall also be deemed notice to Adaptimmune) with no less than *** Business Days written notice of PCT’s intent to destroy all such items then at the Allendale Facility.

(F)     If Client or Adaptimmune fail to respond to PCT’s written notice and/or fails to make alternative arrangements with PCT prior to the end of such *** day notice period regarding the disposition of the samples and Product, then PCT may arrange for the destruction of all remaining samples and Product at the Allendale Facility and Client will be invoiced for and pay for all costs and expenses relating to storage/cryostorage through the date of destruction as well as all costs and expenses incurred by PCT in connection with the destruction of such items.

(4)      Close-Out Services.

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(A)  Following the Termination Date, PCT will cooperate with Client to collect and transfer all data, documentation, Product (other than Product Client has elected to maintain in cryostorage), materials, reagents, supplies and equipment which Client has provided or paid for as required by Client and arrange to deliver the same, at Client’s cost, to Client or a third party.  In addition, if Client determines that as to any particular Product, that prior to the Termination Date as to all such Product of a similar type that it desires any additional close-out services other than those described in this Paragraph 4(A)the Parties will mutually agree the timing and costs for such additional close-out services.

(B)   Alternatively following the Termination Date, should PCT agree to provide additional services not covered by this Agreement, close-out services may be deferred as the Parties mutually agree, in writing, until the completion of such additional services.

ESTIMATED DURATION OF ANY CLOSE-OUT SERVICES.

Approximately *** months (depending on the number of Products that at any given time are the subject of close-out services).  Close-Out Services will commence on the first day of the month following the Termination Date.  Additional Close-Out Services as provided in Paragraph 4(A) above shall commence on such dates as the Parties mutually schedule.

(5)      General Provisions

(A)  If:

(i)          either Party reasonably determines that the PCT Team requires additional training for successful performance of the Services and/or that the agreed upon number of PCT Team members is inadequate for the performance of the Services hereunder,

(ii)      either Party requests (A) additional training activities not specifically addressed in this Agreement or (B) requests any other services outside the Services expressly provided in this Agreement,

(iii)  either Party determines that a particular Product’s Manufacturing Process is not of sufficient maturation and/or that additional process/product development or manufacturing process and/or analytical method development thereof is necessary or required, and/or that additional resources not specifically set forth in this Agreement for the performance of Services and/or requested additional services is or will be required for successful performance of the activities described herein, then any such determination will be communicated to the other Party and may result in additional services to be provided by PCT which are outside the scope of this Agreement and may require additional cost to the Client and potentially affect the Services.

(B)   Such determination(s) will be handled in accordance with the terms regarding Program Amendment Orders set forth in this Agreement or other writings among the Parties and the Parties agree that until such Program Amendment Orders or other writings are executed, PCT may not be able to proceed with some or all of the Services set forth in this Agreement.  Any additional services performed by PCT will be performed at Client’s cost and expense.

(C)   If at any time any applicable GMP documents associated with the Services in PCT’s document control system need to be updated and/or revised with any pertinent changes

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emerging from the experience and results obtained from performing the Services, such updates and/or revisions will be provided by PCT to Client, at Client’s cost and expense, and reviewed, approved and executed by Client.  Client will update any Client documents within PCT’s document control system accordingly and release the final versions to PCT.

(D)  The ability of PCT to perform the Services is contingent upon:

(i)          Client and Adaptimmune reasonably cooperating with PCT in connection with the performance of the Services, including but not limited to, providing, staff and resources required to enable PCT to perform the Services,

(ii)      Client providing or purchasing materials or Raw Materials for which it is responsible as provided in this Agreement; and

(iii)  Client and Adaptimmune being reasonably responsive to PCT and providing responses in an expeditious manner.

If there is a delay in Client and/or Adaptimmune satisfying its obligations under this Agreement or Client and/or Adaptimmune is either non-responsive or if responsive is not responsive in an expeditious manner, the Services may be affected.

(6)      Fees for Services; ***.  As consideration for PCT’s performance of the Services more particularly described in above and in addition to the reimbursable amounts payable by to PCT pursuant to Section 4(b) of Attachment A and subject to the terms of this Agreement, including Attachment A, as of the Effective Date, Client will pay to PCT fees (the “Fees”) as follows:

(A)  Room 6 Fee. Client will pay PCT a monthly Room 6 fee (the “Room 6 Fee”) in the amount of $*** as follows:

(i)          On the Execution Date, the Room 6 Fee for the month that the Effective Date occurs.

(ii)      On the first day of the month following the Effective Date and each month thereafter through and including the month in which the earlier of (a) the Room 6 Termination Date or (b) Termination Date occurs.

Except for the Room 6 Fee on the Execution Date, monthly Room 6 Fees are payable prior to the first day of each month.  PCT has no obligation to schedule or commence a Run or perform any other Services in Room 6 unless PCT has received the applicable monthly Room 6 Fees as provided herein.

Except for the Room 6 Fee on the Execution Date, invoices for monthly Room 6 Fees may be issued by PCT in advance of the first date of the month and be payable as provided in accordance with Section 4 of Attachment A.

(B)   Room 1 Fee. Client will pay PCT, as applicable, a monthly Room 1 fee (the “Room 1 Fee”) in the amount of (i) $*** from and including the month in which the Room 1 Initial Services Start Date occurs through but excluding the month in which the Room 1 Product Manufacturing Start Date occurs and (ii) $*** from and including the month in which the Room 1 Product Manufacturing Start Date occurs through the month in which the Termination Date occurs. The Room 1 Fee is payable by Client as follows:

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(i)          Within *** days of the occurrence, as applicable, the Room 1 Initial Services Start Date ($***) and the Room 1 Product Manufacturing Start Date ($***).  If Client has previously paid the Room 1 Fee in the amount of $*** for the month in which the Room 1 Product Manufacturing Start Date occurs, Client will pay the balance ($***) of the Room 1 Fee for the month in which the Room 1 Product Manufacturing Start Date occurs within the *** day period described above.

(ii)      On first day of the month following the Room 1 Initial Services Start Date and each month thereafter through and including the month in which the Termination Date occurs, as provided in Paragraph 6(B) and Paragraph 6(B)(i) above.

Except for the first Room 1 Fee payable as provided in Paragraph 6(B)(i) above, the monthly Room 1 Fees are payable prior to the first day of each month.  PCT has no obligation to schedule or commence a Run or perform any other Services in Room 1 unless PCT has received the applicable monthly Room 1 Fees as provided herein.

Except for the Room 1 Fee(s) payable by Client as provided in Paragraph 6(B)(i) above, invoices for monthly Room 1 Fees may be issued by PCT in advance of the first date of the month and be payable as provided in accordance with Section 4 of Attachment A.

(iii)  Notwithstanding anything to the contrary in this Paragraph 6(B), if Client provides a Client Mitigation Plan Request containing Resolution Corrective Items within *** days of Client’s receipt of the Room 1 Availability Notice, the Room 1 Fee *** $*** until the first day of the month following PCT’s satisfaction of the Resolution Corrective Items as set forth in the Mitigation Plan.

(C)   PCT Team Member Fees.  Commencing on the Effective Date (which may also be the Start Date for various PCT Team Members), for each PCT Team Member, commencing on the Start Date for such PCT Team Member and each month thereafter during the Services Period, as long as such PCT Team Member remains in the PCT Team, Client will pay a monthly fee (the “PCT Team Member Fee”) for each PCT Team Member in the amount of $***.

(i)          If the applicable PCT Team Member’s Start Date is not the first day of the month, the monthly PCT Team Member Fee for such month will be prorated and reduced by $*** for each day in such month that the PCT Team Member is not on the PCT Team.  If the applicable PCT Team Member at any time during a month ceases to be part of the PCT Team, the monthly PCT Team Member Fee for such month will be prorated and be equal to the number of days that such PCT Team Member was part of the PCT Team multiplied by a daily rate equal to $***.  ***

.

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(ii)      PCT is entitled to the applicable PCT Team Member Fee for all PCT Team Members for the applicable month. If Client has paid, in advance, the monthly PCT Team Member Fee for a PCT Team Member that ceases to be a PCT Team Member prior to the last day of the month for which such PCT Team Member Fee has been paid, PCT will provide Client with a credit, to be applied to subsequent invoices for PCT Team Member Fees in an amount equal to $*** less an equal to $*** for each day that such PCT Team Member was part of the PCT Team. ***                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              .

(iii)  Except for the month in which the PCT Team Member’s Start Date occurs, for each PCT Team Member Client will pay in advance the monthly PCT Team Member Fee for each PCT Team Member.  PCT Team Member Fees will be paid by Client in accordance with Section 4 of Attachment A.

(D)  ***.  Commencing on the Effective Date and ending of the last day of the month twelve (12) months later (for purposes of clarity, the first annual period ends July 31, 2016) and thereafter for each twelve (12) month period:

(i)          if ***

; and

(ii)      if ***

:

***	***
***	***
***	***
***	***

(iii)  ***

.

(iv)  ***

.

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.

(E)    Close-Out Fees.  In lieu of the Close-Out Fee (as defined in the Prior Agreements), each time PCT performs Close-out Services as provided in Paragraph 4 above, Client will pay for such Close-Out Services on a time and materials basis at the hourly rate equal to $*** for each individual providing Close-Out activities.  PCT shall invoice Client for the applicable close-out activities on a periodic basis for the close-out activities performed.  Each such invoice shall set forth the number of hours spent per PCT staff member and, as applicable, include receipts and other documentation evidencing the out of pocket costs incurred by PCT, in performing such services, including as provided in Section 4 of Attachment A.  Client shall pay each invoice as provided in Attachment A.

(F)     Storage Fee.  If samples or Product remain in storage/cryostorage at PCT after the Termination Date, Client shall pay PCT for each sample and lot of Product remaining at the Allendale Facility at PCT’s then standard rates for storage/cryostorage and extraction from storage until such time as pursuant to this Agreement, such samples and Product are either delivered or destroyed.

(7)      Adjustments to Fees.

(A)  The various Fees set forth in this Agreement are estimates based on (a) Client-provided process information as of the Execution Date for Client’s Manufacturing Process for various Products, exclusive of the analysis and resolution of Product lot-specific deviations and corrective and preventive actions, required for the manufacture, quality control testing and quality assurance release of Product, on a per lot basis as well as the assumptions set forth in this Agreement (the “Assumptions”).  The Fees set forth above, therefore may be affected by the results obtained from the performance of the Services (the “New Information”).

(B)   If PCT reasonably determines at any time that the Assumptions, as a result of the New Information were incorrect or incomplete and, therefore, the Fees need to be adjusted to reflect the New Information, PCT will advise Client upon becoming aware of such determination and the need to adjust the Fees to reflect such New Information and the basis and the amount of such proposed adjustments to the Fees.  If PCT advises Client as provided above, then changes to the Fees as set forth in the written notice to Client will be handled in accordance with the terms regarding Program Amendment Orders as set forth in the Agreement.  Until such Program Amendment Order(s) are executed PCT may elect not to continue to perform applicable Stage Services until such Program Amendment Order reflecting adjustments in the Fees are executed by the Parties.

(8)      Additional Fees:

(A)  In anticipation of the costs and expenses to be incurred by PCT in performing the Services hereunder, on the Execution Date and thereafter on the first day of each month commencing after the Effective Date until the Agreement is terminated, PCT will invoice and Client will pay, in advance, the sum of *** United States dollars ($***) (each an

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“Expense Payment”) for such costs and expenses.  PCT will use the monthly Expense Payments for costs and expenses set forth in Section 4(b) of Attachment A. In the event the monthly expenses exceed the applicable monthly Expense Payment, PCT will invoice Client the amount of the expenses in excess of the Expense Payment and Client will pay such invoice as provided in this Agreement. PCT will credit against the first Expense Payment payable pursuant to this Agreement any Expense Prepayments (as defined in the applicable Prior Agreements) that as provided in such Prior Agreements, PCT would return to Client in the ordinary course.  PCT will provide Client with a monthly invoice documenting such costs and expenses and offsetting such amounts by the amount of the Expense Payment actually paid by the Client.  If the expenses in a particular month do not equal such month’s Expense Payment, an amount equal to the difference between the Expense Payment amount and the actual monthly expenses will be applied to an excess costs and expenses in subsequent months.

(B)   Provided Client has satisfied all of its obligations to PCT pursuant to the terms of this Agreement (including the payment of all storage fees), upon the termination of this Agreement, PCT will promptly return to Client any unused Expense Payments paid in advance that have not been used to pay costs and expenses pursuant to this Agreement less any other amounts owed by Client to PCT to this Agreement.

(9)      Miscellaneous:

(A)  The Client Point of Contact for PCT with respect to the Services will be designated in a written notice from the Client to PCT’s Point of Contact from time to time.  Depending on the particular Product, the Client may have separate Client Point of Contacts at Client for PCT. The Client Point of Contact shall have responsibility over all matters relating to the performance of the Services on behalf of both Adaptimmune and Client without PCT having any responsibility to communicate with and/or contact any other person at either Client or Adaptimmune.  PCT may deal with the designated Client Point of Contact as to a particular matter or concern relating to either Client or Adaptimmune, provided that invoicing shall be delivered to Client.  The designated Client Point of Contract has sole responsibility for keeping both Client and Adaptimmune informed of all matters which PCT has contacted the designated Client Point of Contact.  In the event of PCT’s receipt of conflicting notices/communications from the Client and Adaptimmune, PCT shall rely on the notice or communication received from the designated Client Point of Contact (or if not from the designated Client Point of Contact, then from an authorized person at Client).

(B)   All communications between PCT and Client and/or Adaptimmune shall be addressed to or routed through each Party’s Point of Contact.  PCT shall endeavor to address any communication to Client and Adaptimmune, provided, however, failure to provide notices to both Client and Adaptimmune will not affect the validity of PCT’s communication to the Client and/or Adaptimmune if PCT’s communication was addressed to or routed through the designated Client Point of Contract.

(C)   The terms and conditions of Attachment A and Attachment B are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such terms and conditions had been set forth in full herein.  By executing this Agreement Client and Adaptimmune each acknowledges that it has read Attachment A and

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Attachment B and that the terms and provisions of Attachment A and Attachment B are an integral part of this Agreement.

(D)  ***

.  Client staff members shall first obtain PCT’s Point of Contact’s approval to observe particular Services with sufficient notice to enable PCT to reasonably accommodate such requested access.  In PCT’s reasonable discretion, PCT may refuse access to particular areas of the Allendale Facility if other processes or activities not associated with the Run are being conducted by PCT and Client staff shall be given access only at such times as is reasonable for such client staff to observe ongoing activities associated with a Product Run.

NO FURTHER TEXT ON THIS PAGE – SIGNATURE PAGE FOLLOWS

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This AGREEMENT has been duly executed by the Parties as of the Execution Date and shall be effective as of the Effective Date.

PCT, LLC, A CALADRIUS COMPANY		ADAPTIMMUNE LIMITED

By:	/s/ George S. Goldberger	By:	/s/ James Noble
Name: George S. Goldberger		Name: James Noble
Title: VP Business Development		Title:CEO

ADAPTIMMUNE, LLC

		By:	/s/ H. K. Tayton-Martin
Name: H. K. Tayton-Martin
Title: COO

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ATTACHMENT A

TERMS AND CONDITIONS

Terms not defined herein have the meaning in the Agreement

1.    Services. Client and PCT have agreed upon the Services set forth in the Agreement. PCT’s performance of Services is based on information provided to PCT. Timelines and cost figures are estimates made by PCT based upon such information and are not guarantees that the Services can be performed within such estimates. Services, time durations and fees may need to be adjusted.  Any changes to or additions to the Services will be provided pursuant to a document executed by the Parties (a “Program Amendment Order”) or other writing between the Parties or as an Additional Service as defined below. Services may be provided in various stages (each a “Stage”) as more particularly provided in the Agreement and, if applicable, may overlap or occur in parallel. PCT’s performance of the Services is subject to Client’s timely performance of Client’s obligations that are required to enable PCT to timely perform the Services.

2.    Conduct of Services to be Performed; Points of Contact; Alliance Managers.

a.    Subject to Section 11(a)(ii) and 11(b) below, PCT will comply, in all material respects, with all laws and regulations of any United States federal, state or local government or regulatory agency and, as applicable, any applicable European Union laws and regulations (collectively, “Regulatory Agency”) that governs the Services (the “Applicable Laws”) including, when applicable, those concerning current Good Manufacturing Practice (“GMP”) regulations, as set forth in, as applicable the U.S. Code of Federal Regulations Title 21 (21 C.F.R. §§ 210 and 211) or the European Union Commission Directive 2003/94/EC of 8 October 2003 and, in effect from time to time, and appropriate for the particular phase trial conducted by Client or type of Services. If Applicable Laws change, PCT will, subject to Section 11 below, make commercially reasonable efforts to satisfy the new requirements.

b.    Unless otherwise provided in the Agreement, PCT shall perform the Services at one or more of PCT’s facilities located in the United States, as determined by PCT and Client (each a “Facility”); provided, however, that if the Agreement provides that Services will be performed at a specific Facility, then Services will only be provided at such Facility.  If Client desires Services, including but not limited to manufacturing Services, to be performed at another PCT Facility, Client agrees that performance of Services at such additional PCT Facility, if provided by PCT, will be for additional fees and at Client’s costs and expenses pursuant to a Program Amendment Order or other writing between the Parties or as an Additional Service as defined below.  Such fees, costs and expenses at such additional Facility include, without limitation, those associated with (i) technology transfer to the additional Facility, (ii) training of PCT staff and (iii) validation and qualification of equipment, people, space resources, Services related processes, methods and procedures and (iv) other activities associated with providing the desired services at the additional PCT Facility.  Providing Services at such additional PCT facility(ies) will be pursuant to a Program Amendment Order or other writing between the Parties or as an Additional Service as defined below.

c.    Within thirty (30) days after PCT’s or Client’s request, the Parties will negotiate and execute such quality agreement (a “Quality Agreement”) with regard to the Services contained in this Agreement setting forth the (i) responsibilities of each Party’s personnel in relation to quality assurance matters and (ii) responsibilities for material compliance with Applicable Laws, including GMP as appropriate. PCT is responsible for compliance while Product is in the possession of PCT and Client is responsible for compliance at all other times. Failure to execute a Quality Agreement will not be a default nor be the basis of a termination of the Agreement. If there is a discrepancy between the Quality Agreement and this Agreement, this Agreement shall control, except that with respect solely to quality assurance/quality control, the terms of the Quality Agreement shall control. Until the execution of a new Quality Agreement pursuant to this Agreement, the quality agreement, if any, executed in connection with one or both Prior Agreements shall be applicable.

d.    Unless otherwise provided in the Agreement, PCT’s designated day-to day point of contact (the “Point of Contact”) at PCT for Client is ***                                                 , or any other individual designated in writing from PCT to Client.  The PCT Point of Contact will work with the respective designated Client Point of Contact to coordinate the performance of Services with one another. Communications regarding the conduct of Services shall be addressed to or routed through each Party’s Point of Contact.  ***                                                                   , will act as alliance manager (“Alliance Manager”) for PCT and will work with Client’s designated Alliance Manager as identified in writing by Client to PCT or, in the absence of a Client designated Alliance Manager, Client’s Point of Contact, to facilitate and oversee the relationship and strategic alignment of Services between the Parties. The Alliance Managers will ensure the flow of information and collaboration between the Parties, and facilitate the resolution of potential or pending Service related issues or disputes in a timely manner to enable the Parties to reach consensus and avert escalation of such issues or disputes.  Either Party may replace its Alliance Manager at any time upon written notice (including by email) to the other Party’s Alliance Manager. The Alliance Managers shall meet (whether in person or by other means) as often as reasonably necessary and determined by them to oversee the relationship between the Parties.

e.    Client will provide PCT with sufficient amounts of Client provided reagents, materials and supplies and Raw Materials (as defined in Section 10(c) below) with which to perform Services, as well as all documentation and other data as may be available to apprise PCT of the stability of such reagents, materials, supplies and Raw Materials, describe process characteristics, processing, and proper storage and safety requirements.

f.     No breach of the Agreement exists if a Party fails to fulfill its obligation due to the action or inaction by the other Party or any person or entity, provided, in the case of PCT, such person or entity is not providing “core” Services as described in paragraph (h) immediately below.

g.  With Client’s prior written consent (except as noted below) not to be unreasonably withheld, delayed or conditioned, PCT may subcontract the performance of certain Services related obligations of PCT pursuant to the Agreement to a third party including an Affiliate (as defined in Section 17(d) below) of PCT or a qualified non-Affiliate third party; provided that such third party performs those Services related obligations of PCT

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pursuant to the Agreement in a manner consistent with the terms and conditions of the Agreement.  PCT will use reasonable due diligence in selecting all subcontractors ***

.  The Parties agree that *** Services include, but are not limited to, purification, transduction, freezing, storing and testing of Product by PCT. PCT will cause all permitted subcontractors to be bound by written obligations to keep Confidential Information confidential and not use Confidential Information and to comply with, the terms of, quality assurance, regulatory and other obligations and requirements of PCT set forth in the Agreement.  Notwithstanding anything to the contrary in this paragraph, PCT is not required to obtain prior written consent for use of subcontractors who are generally used by PCT to maintain and operate PCT’s Facility or provide services ***          that are generally applicable to services provided to other clients of PCT.  Except as provided above, PCT may utilize suppliers, vendors, contractors and subcontractors provided that PCT qualifies such suppliers, vendors, contractors and subcontractors and utilizes such suppliers, vendors, contractors and subcontractors in accordance with PCT’s standard quality requirements and SOPs. If requested by Client, PCT will solicit quotations from third party suppliers, vendors, contractors and subcontractors selected by Client and acceptable to PCT and if Client requires PCT to use any such third party supplier, vendor, contractor or subcontractor, Client shall be responsible for PCT’s costs and expenses which PCT may incur in qualifying such third party vendor, supplier, contractor or subcontractor.

h.   PCT shall maintain, complete and accurate Records (as defined below) relating to the Services in accordance with GMP and PCT’s quality assurance SOPs.  Records will be available for inspection, examination and copying by or on behalf of Client during Business Hours upon reasonable notice provided by Client to PCT.  If Records are requested which have not previously been provided to Client in connection with PCT’s performance of the Services, PCT will at, the direction and written request of Client and at Client’s cost and expense (which will include the reasonable time incurred by PCT personnel at its then current and standard hourly rates required to provide and deliver Records) provide such Records to Client.  Records shall be retained by PCT for at least *** years after termination of the Agreement.  Subject to the need to retain Records pursuant to Applicable Laws PCT, at Client’s direction and written instruction and at Client’s cost and expense, will dispose of the Records, provided, further that PCT may retain one (1) copy of such Records as evidence of PCT’s obligations under the Agreement ***

. “Records” means records (including reports, accounts, notes, data, and records of all information and results obtained from performance of Services by PCT under the Agreement) and all raw data, reports, authorizations, certificates, methodologies, batch documentation, raw material specifications, SOPs, standard test methods, certificates of analysis, certificates of compliance and other documentation in the possession or under the control of PCT relating to the Manufacturing Process of Product.  ***

.

i.     All materials provided by or on behalf of Client to PCT or generated by PCT in connection with the Agreement, including without limitation all apheresis and Product (collectively “Materials”), shall be used by PCT only as necessary to perform the Services in accordance with the Agreement.  PCT agrees to retain control over the Materials and, except as otherwise expressly directed by Client in writing, not to transfer the Materials to any person or entity other than those employees or permitted subcontractors working on the Services under the direct supervision of PCT.  PCT acknowledges that the Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Materials.  PCT may not undertake efforts to ascertain the structure or sequence of any Materials or produce or synthesize any Materials from structural and/or sequence information provided hereunder without the prior express written permission of Client.  PCT shall not reverse engineer, disassemble or decompile any Materials.  Upon completion or termination of the Services, PCT shall, at Client’s cost and expense, return any unused Materials to Client or its designee or destroy such Materials, as directed by Client. PCT agrees not to obtain or attempt to obtain patent coverage on the Materials, or any other materials or methods that could not have been made but for the Materials, or the use of any of the foregoing.

j.      Client may also provide equipment for use in any dedicated rooms and for the provision of the Services. Any equipment provided by Client shall be used solely for the performance of the Services and for no other purpose. PCT shall maintain such equipment at its Facility and take reasonable care of such equipment all at Client’s cost and expense.

3.    Investigation of Deviations and Corrective Action; Defective Product.

a.    If Client in connection with the Manufacturing Process (which includes the manufacture, testing, release, packaging, labeling, storage or shipping) of Product either (i) instructs PCT to take actions/steps resulting from PCT notifying Client of a deviation in such Manufacturing Process and such actions/steps result in PCT preparing reports documenting such deviations and/or taking corrective actions to address such deviations or (ii) requests PCT to take additional steps and/or actions to address any deviation and/or corrective action, in either case, above those that PCT reasonably determines are necessary to address the same, in each instance, PCT, at its option, may treat the time required to address either of the above as Additional Services (as defined in Section 17(m) below) which will be invoiced to Client as provided in Section 17(m) unless Client and PCT have otherwise agreed to in writing.

b.   Client shall accept or reject Product based upon batch documentation review, including release testing results, against the specifications for Product.  Based upon the batch documentation review, Client shall notify PCT in writing of any Product which has not been manufactured, tested, packaged, labeled, quality control tested, released, stored or shipped in compliance with GMP, if the Services require compliance with GMP and/or in accordance with the Agreement (“Defective Product”) within *** days of the date of Client’s or its designee’s receipt of such batch documentation, including release testing results; provided that with respect to any failure or non-conformity which could not reasonably have been discovered by or on behalf of Client during such period, Client shall have the right to notify PCT in writing of such Defective Product

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within the earlier to occur of (a) *** days after becoming aware of the failure or non-conformity and (b) *** days of the date of Client’s or its designee’s receipt of the Defective Product. If a dispute exists as to whether Product is a Defective Product and/or the Parties’ respective Share of Responsibility (as defined below) for the Defective Product and/or whether such Defective Product is ***                                           , any Party may request an investigation to determine whether a Product is a Defective Product and/or the Parties’ applicable Share of Responsibility for the Defective Product and/or whether such Defective Product ***                                                      . A Party, as provided in the Quality Agreement, will bear the upfront costs of the investigation. If a Quality Agreement does not exist, Client is responsible for the upfront costs. Following the investigation’s completion, the Parties will retrospectively share the costs of such investigation equal to the share of responsibility (“Share of Responsibility”) the Parties agree should be assigned to each Party for the Defective Product. If no agreement as to Share of Responsibility is reached, the Parties shall appoint a third party, the costs of which shall initially be shared equally by the Parties, to review the results of the investigation and, if possible, apportion each Party’s Share of Responsibility for the costs of the investigation and the costs of the third party between the Parties based on a root cause analysis of the cause of the Defective Product. If the Parties cannot agree upon a single third party, then each Party shall appoint a third party and such third party shall appoint a third party, the costs of which shall initially be shared by the Parties. The third party(ies) shall review the results of the investigation and, if possible, apportion each Party’s Share of Responsibility for the Defective Product and the costs of the investigation and the costs of the third party(ies) between the Parties based on a root cause analysis of the cause of the Defective Product. The Parties agree to be bound by the third party(ies) ruling.

c.   If a Defective Product exists and PCT, at Client’s written request, manufactures additional product on a mutually scheduled date to replace the Defective Product, unless expressly agreed to by PCT, the costs of any reagents, materials, supplies and/or Raw Materials incurred in connection with manufacturing such replacement product shall be an expense reimbursable by Client to PCT. Unless set forth to the contrary in writing by the Parties, the costs for manufacturing such replacement product shall be (i) borne by PCT if the Share of Responsibility for the Defective Product lies solely with PCT, (ii) borne by Client if the Share of Responsibility for the Defective Product lies solely with Client and (iii) apportioned between them if both Parties are responsible for the Defective Product in an amount equal to such Party’s Share of Responsibility for the Defective Product.  If the Parties are unable to agree on the Share of Responsibility or are unable to determine the root cause of the Defective Product or the investigation is unable to determine the root cause of the Defective Product and/or Share of Responsibility for the Defective Product and/or whether the Defective Product ***                                                           , if Client requests replacement Product, unless otherwise agreed to by PCT, PCT will not be responsible for the costs of processing such replacement Product.

4.   Payment for Services, Other Costs.

a.   The amount and timing of payments are set forth in the Agreement and all amounts are payable in United States Dollars.

b.   Client shall pay and PCT will separately invoice Client for all reasonable out of pocket costs and expenses incurred by PCT in performing the Services, including, but not limited to:

(i)   Costs of reagents, materials and Raw Materials (as defined below).

(ii)  Costs of travel, accommodations and meals incurred in connection with the Services with such travel, accommodation and meal costs to be approved by Client in writing, with such writing to include email or other electronic communication.

(iii)  Costs associated with outsourced or outside testing/analytical services, including, but not limited to, sterility testing, mycoplasma testing, karyotype testing, viral/adventitious agent testing, γ-irradiation services and other assays not performed by PCT.

(iv) Packaging and shipping costs (including test samples and product) to or from PCT or Client or to or from any third party, including but not limited to contract laboratories or testing facilities and Client designated clinical and/or storage sites.

(v)  Costs of providing or receiving in-process or final product quality control test methods beyond those detailed in the Agreement.

c.   Except to the extent expressly provided in this Agreement, in addition to the above, unless the Parties otherwise agree in writing to the contrary, Client shall pay and PCT will separately invoice Client for the following services, costs and expenses which will be provided by PCT either pursuant to a Program Amendment Order or other writing executed by the Parties, with such writing to include email or other written, electronic communication or as an Additional Service as provided in Section 17 below:

(i)     Costs associated with providing, developing and/or validating/qualifying test methods, including assay services or assay methods and the costs of process and assay test method validation to a level required for submission to the U.S. Food and Drug Administration, or any successor agency thereto (the “FDA”) beyond those detailed in the Agreement.

(ii)     Costs of any equipment purchased, installed, validated and required solely for the Services provided, but only to the extent such costs are approved in advance in writing by Client.

(iii)    Costs associated with storage of any product or specific materials past the duration of the Agreement, unless otherwise provided in this Agreement.

(iv)    Costs associated with (A) any stability assessment or trial for the Product, Raw Materials or Product intermediates or (B) any shipping qualification for Raw Material or Product, in each case, requested by Client beyond those, if any, detailed in the Agreement.

(v)    Environmental monitoring or Facility cleaning costs beyond that currently executed by PCT.

(vi)    Costs of the preparation and submission of documentation provided to Regulatory Agencies beyond those detailed in the Agreement.

(vii)   Costs of regulatory services beyond those detailed in the Agreement.

(viii)  Costs related to regulatory and quality services and interactions, including, but not limited to, costs of any additional qualification and/or validation activities to address specific requests received from any Regulatory Agency.

(ix)    Costs of the technology transfer of Services or any part thereof to any third party GMP manufacturing facility/organization as requested by Client.

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d.    In connection with the above Sections 4(b)(i), 4(b)(iii) and 4(b)(iv) costs, a ***          handling fee will be added by PCT to any invoice.  Adaptimmune may request evidence of any third party costs and expenses for which it is invoiced and following such request, PCT shall provide receipts or other documentation evidencing the incurring of such costs and expenses.

e.    Except as provided in the Agreement, payments are due no later than the scheduled date for payment provided an invoice has been received in advance of such scheduled date (or if no such scheduled date, no later than ***     days after the receipt of such invoice), provided, however, notwithstanding the preceding, invoices for the reimbursement of expenses as set forth in Section 4(b) of this Attachment A are payable by Client within ***   days of receipt of such invoice. Client must advise PCT, in writing within ***     days of its receipt of an invoice if it has a good faith dispute as to some or all of the charges (the “Disputed Charges”) set forth in such invoice (with such written notice to state, with specificity, Client’s reason for the Disputed Charges).  As to the Disputed Charges only, the Parties agree that until such Disputed Charge is resolved, such Disputed Charge is not payable, provided, however, Client understands and agrees that to the extent expressly provided in the Agreement, if payment is required for the commencement of the performance of particular Services and such payment is a Disputed Charge, PCT may (in each case subject to PCT using reasonable efforts to resolve the relevant dispute) refuse to perform the particular Service until the resolution of the particular Disputed Charge occurs and payment is made thereon. Undisputed amounts and amounts which are no longer in dispute (after either resolution thereof or the issuance of a new invoice) which remain unpaid for more than *** days after Client’s receipt of such invoice shall accrue interest at the rate of ***    per annum from the date such applicable amount as evidenced by the invoice was originally due until paid in full, ***

.

f.     If a Quality Agreement does not exist or does not address the disposal of product, Client is responsible for such reasonable costs.

g.    Payments and Fees are subject to a cost of living adjustment (“COLA”) effective January 1 of the year following the Effective Date and on January 1 of each successive year (each a “Determination Date”). For the twelve (12) month period following the applicable Determination Date, payments and fees may be increased by COLA.  PCT will notify Adaptimmune of any COLA increase and the changes, if any, in the various payments and fees payable by Client to PCT which increases will be based upon the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index For All Urban Consumers (CPI-U) in the state in which the majority of the Services have been provided during the twelve (12) month period ending in the month preceding the month in which PCT notifies Adaptimmune of the applicable COLA adjustment. Such increases will become effective on the Determination Date set forth in such COLA notification and such COLA notification will be binding and enforceable against Client absent manifest error.

5.    Confidential Information.

a.    “Confidential Information” is information received by one Party (the “Receiving Party”) from or on behalf of any other Party (the “Disclosing Party”) and includes the terms and provisions of this Agreement. Confidential Information includes any and all non-public scientific, technical, financial, regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is furnished or made available by or on behalf of the Disclosing Party to the Receiving Party or developed by either Party under the Agreement.  Confidential Information does not include information which (i) is or becomes a part of the public domain through no act or omission of the Receiving Party, (ii) is or was in the Receiving Party’s lawful possession prior to the disclosure by or on behalf of the Disclosing Party, (iii) is disclosed to the Receiving Party by a third party entitled to disclose such Confidential Information other than disclosure on behalf of the Disclosing Party or (iv) was independently developed by the Receiving Party without use of or access or reference to the Confidential Information of the Disclosing Party.

b.    Receiving Party may disclose the other Party’s Confidential Information to a Receiving Party’s member, Affiliate (as defined in Section 17(d) below) (but limited to such Affiliate’s executive and director level officers), employee or agent who have a need to know such Confidential Information in order to perform obligations or exercise rights under the Agreement and who are under similar obligations not to use or disclose and keep the Confidential Information confidential. If disclosure is requested by legal process, the Receiving Party will make reasonable efforts to notify the Disclosing Party prior to disclosure to permit Disclosing Party to oppose such disclosure or seek confidential treatment, at Disclosing Party’s cost by appropriate legal action, and the Receiving Party agrees to cooperate reasonably with Disclosing Party in any efforts to seek a protective order or other appropriate remedy.  If Receiving Party becomes obligated to disclose such Confidential Information in any legal or administrative proceeding which is not the result of a legal or administrative proceeding primarily involving or against the Receiving Party, then Disclosing Party shall reimburse Receiving Party all of Receiving Party’s reasonable out of pocket costs and expenses related thereto, including the time Receiving Party’s personnel spend in complying with such disclosure obligations.

c.    Receiving Party shall not use or disclose Disclosing Party’s Confidential Information except to perform its obligations or to exercise its rights hereunder or as otherwise expressly permitted under the Agreement.  Notwithstanding the preceding, nothing shall prohibit (i) Client from using or disclosing PCT’s Confidential Information in regulatory filings or correspondence with regulatory authorities in connection with the development and commercialization of any Product and (ii) the Receiving Party from summarizing the terms of this Agreement, or from filing the Agreement as an exhibit, in documents the Receiving Party is required to file with any Regulatory Agency, including, but not limited to, the Securities and Exchange Commission; provided that in the case of both (i) and (ii) immediately above, Receiving Party shall provide the proposed disclosure to the other Party with a reasonable amount of time for the other Party to review and provide comments, which comments shall be incorporated to the extent reasonable and in compliance with Applicable Laws, and the Receiving Party shall seek confidentiality treatment in consultation with the other Party to the fullest extent permitted by Applicable Laws.  Notwithstanding this Section 5(c) to the contrary, PCT may disclose the Agreement to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential or actual acquirers of PCT’s business to which this Agreement relates as part of due diligence requirements, and who have a specific need to view the Agreement and who are bound by a written obligation of confidentiality and restrictions on use substantially the same as those herein.

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d.    Upon termination of the Agreement, Receiving Party shall, except to the extent otherwise expressly permitted under the Agreement (i) immediately cease using the Disclosing Party’s Confidential Information and (ii) at the written request of Disclosing Party, promptly, at the Disclosing Party’s cost, destroy or return the tangible embodiments of such Confidential Information. Receiving Party may retain one (1) copy of Confidential Information for the purpose of determining its obligations under the Agreement. The confidentiality and non-use obligations shall continue for a period of *** years after the termination of the Agreement.

e.    Money damages would not be a sufficient remedy for any breach of the confidentiality obligations set forth herein and, in addition to all other remedies, the Disclosing Party is entitled to seek injunctive or other equitable relief as a remedy for such breach without posting a bond.

f.     Notwithstanding anything above to the contrary, (X) Client and Adaptimmune may disclose Confidential Information of PCT relating to the Services to entities (i) with whom Client or Adaptimmune ***                                       or (ii) ***

, and who in the case of both (i) and (ii) have a specific need to know such Confidential Information and who are bound by a written obligation of confidentiality and restrictions on use substantially the same as those herein; and (Y) Client and Adaptimmune may disclose Confidential Information of PCT to each other.

g.    In addition in the event of a ***          to the extent reasonably possible without breaching any obligations under Applicable Laws or regulatory requirements, PCT shall not, without the prior written consent of Client, provide access to the Client’s Product MBR or access to Room 1 or Room 6 (to the extent the Room 6 Termination Date has not occurred) ***                    and will not provide to such individuals any Client Confidential Information in violation of this Section 5.

6.    Disclosure; Intellectual Property.

a.    PCT shall disclose and provide to Client documentation of its processes utilized by PCT in connection with the Services provided pursuant to the Agreement.  All such documentation and disclosure will constitute Confidential Information within the meaning of section 5(a) of these Terms and Conditions.

b.    As applicable, PCT, its members or Affiliates shall retain ownership of all of PCT know-how, processes and procedures that existed and that PCT owned or was controlled by, as applicable PCT, its members or Affiliates before PCT commenced providing Services to Client under the Agreement (the “PCT Background Intellectual Property”).  Adaptimmune shall retain ownership or control of all know-how, processes and procedures that existed and that Adaptimmune owned or controlled before PCT commenced providing Services to Client under the Agreement, including without limitation the Manufacturing Process and subpopulation of cells of a Product (the “Client Background Intellectual Property”).  For purposes hereof, “controlled” means, with respect to a Party’s Background Intellectual Property, the right, not subject to consent and without violating any legal rights of a third party, to grant a license or sublicense.

c.    Client owns and shall own all right, title and interest in and to the Manufacturing Process and any Product, deliverable, process, product and/or process change, improvement, development, invention, discovery, work of authorship, formulation, technique, information, results and data including new uses for Product or improvements to the Client Background Intellectual Property or the PCT manufacturing know-how, process and procedures, that result from the Services provided by PCT pursuant to the Agreement (excluding any intellectual property rights and rights in know-how therein). Adaptimmune shall own all right, title and interest in and to all intellectual property rights and know-how in and to the Manufacturing Process and any Product, deliverable, process, product and/or process change, improvement, development, invention, discovery, work of authorship, formulation, technique, information, results and data including new uses for Product or improvements to the Client Background Intellectual Property or the PCT manufacturing know-how, process and procedures, that result from the Services provided by PCT pursuant to the Agreement, whether or not patentable, made, conceived or reduced to practice by or on behalf of PCT alone or with others resulting from the Services (collectively, “New Intellectual Property”). New Intellectual Property shall constitute the Confidential Information of Adaptimmune and Adaptimmune shall be deemed to be the Disclosing Party for the purposes of Section 5 in relation to such New Intellectual Property. PCT shall notify Adaptimmune in writing of any and all New Intellectual Property promptly after its conception, development or reduction to practice. Without additional consideration but at Adaptimmune’s cost and expense, PCT hereby assigns and transfers to Adaptimmune pursuant to Adaptimmune provided documentation reasonably acceptable to PCT, all of PCT’s right, title and interest in and to the New Intellectual Property and agrees to take, and to cause its employees, agents, contractors and consultants to take, all further acts reasonably required to evidence such assignment and transfer to Adaptimmune, at Adaptimmune’s cost and expense.

d.    Adaptimmune hereby grants PCT an irrevocable, non-assignable, non-transferable, world-wide royalty-free, non-exclusive, non-sublicensable license to use Improvements for PCT’s own benefit and the benefit of PCT’s members, Affiliates and all of their respective clients for products other than the Product delivered pursuant to this Agreement but excluding from such license (i) products containing engineered T cell receptors (“TCRs”) whereby T cells have been transduced with genes for the expression of an alpha beta T cell receptor, this being defined as a protein that contains a TCR alpha variable domain, (ii) any subpopulation of cells of the Product and (iii) any new use for Product intellectual property. “Improvements” shall mean, for purposes of this provision, that subset of New Intellectual Property consisting of improvements, developments or modifications made, conceived, or reduced to practice by PCT to PCT Background Intellectual Property in the course of providing Services to Client.

e.    Work output will be prepared on PCT’s standard format and, except as provided above, Client will have exclusive title to all Products delivered pursuant to the Agreement including related data, documentation including batch records documentation and testing results, Records, specimens and other reports generated pursuant to the Agreement, all of which shall be Confidential Information of Client and Client shall be deemed to be the Disclosing Party for the purposes of Section 5. PCT shall keep complete and accurate records pertaining to any New Intellectual Property and shall record, to the extent practical, all data and information relating to the Services in standard laboratory notebooks,

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which shall be signed, dated, or kept electronically.  Such documentation shall be kept for a period of *** years following the termination of the Agreement.  In addition, such documentation shall be in a form suitable for filing with Regulatory Agencies as part of or in support of (directly or indirectly) any regulatory filings or submissions.

f.     Without additional consideration, PCT hereby grants to Client and Adaptimmune a perpetual, irrevocable, worldwide, non-exclusive, royalty-free, fully paid up, license under PCT Background Intellectual Property, and to use or otherwise exploit PCT Background Intellectual Property that is incorporated into Product or is otherwise used in the performance of the Services, to the extent necessary for Client and Adaptimmune to develop, make, have made, use, sell, offer for sale, export and import Product and any other product comprising an engineered T-cell receptor (“TCR”) and whereby T-cells have been transduced with the gene for the expression of an alpha-beta TCR.  The license granted hereunder may be sublicensed by Client or Adaptimmune to its affiliates and to third parties who license Product from Client or Adaptimmune or who make Product for Client or Adaptimmune.

7.    Relationship of Parties. The Agreement does not create an employer-employee relationship between Client, Adaptimmune and PCT. No Party shall hold itself out as an agent or representative of the other. PCT shall perform the Services as an independent contractor of Client and has complete and exclusive control over its Facilities, equipment, employees and agents. Nothing in the Agreement shall constitute PCT, or anyone furnished or used by PCT in the performance of the Services, as an employee, joint venturer, partner, or servant of Client or Adaptimmune.

8.    Representations, Warranties and Covenants.

a.    General Representations, Warranties and Covenants. Each Party has the necessary right and authority to enter into the Agreement. No Party makes any representation, warranty or covenant except as specified in the Agreement and Quality Agreement.

b.    Representations, Warranties and Covenants of PCT. PCT hereby represents, warrants and covenants (and with respect to subsection (iv) certifies) to Client that:

(i)    PCT’s employees and agents have expertise in the relevant subject matter and will perform the Services with due care in accordance with reasonable industry standards.

(ii)   PCT Facilities shall operate and Services shall be performed in compliance with Applicable Laws.

(iii)  PCT has all necessary permits, licenses (excluding third party intellectual property right licenses) and authorizations to provide Services as required by Applicable Laws.

(iv)  Neither PCT nor any person or entity staff involved in providing the Services shall be, at the time of performance of Services: (a) disqualified or debarred by the FDA or any other Regulatory Agency for any purpose pursuant to 21 U.S.C. § 335a or equivalent European Union provision; or (b) convicted of a crime under United States federal or state law or European Union laws for conduct relating to the development or approval, or otherwise relating to the regulation, manufacture, research or development of biological products.  If PCT or to PCT’s actual knowledge, any individual or entity involved in providing Services becomes debarred, receives notice of an action or threat of action of debarment or becomes convicted as described above, PCT shall notify Client in writing within five (5) Business Days.

(v)   PCT is not party to any agreement, instrument or understanding, oral or written, that would conflict with or interfere with PCT’s rendering of Services or Client’s use thereof.

(vi)  PCT (a) shall not knowingly infringe upon any U.S. or foreign copyright, patent, trademark, trade secret or other proprietary right, or misappropriate any trade secret of any third party in any manner that would cause any liability, loss or damage to Client; and (b) has neither assigned nor entered into any agreement assigning or transferring any right, title or interest to any intellectual property that would conflict with its obligations under the Agreement.

c.    Representations, Warranties and Covenants of Client.  Client hereby represents, warrants and covenants to PCT that:

(i)    Except for those permits, licenses and authorization possessed by PCT, or would ordinarily be expected to be possessed by PCT, and necessary for PCT to perform the Services, Client has and will maintain during the term hereof all necessary permits, licenses (excluding any third party intellectual property right licenses), approvals, registrations, certifications and authorizations with respect to the research, use, distribution, transfer and/or sale of Product which is the subject of the Agreement and to permit PCT to provide Services pursuant to the Agreement, to the extent such permits, licenses and authorizations are necessary with respect to the above.

(ii)   Neither Client nor Adaptimmune Client is a party to any agreement, instrument or understanding, oral or written, that would conflict with or interfere with PCT’s rendering of Services.

(iii)  Client and Adaptimmune (a) shall not knowingly infringe upon any U.S. or foreign copyright, patent, trademark, trade secret or other proprietary or intellectual property right, or misappropriate any trade secret of any third party in any manner that would cause any liability, loss or damage to PCT; and (b) has neither assigned nor entered into any agreement assigning or transferring any right, title or interest to any technology or Intellectual Property that would conflict with its obligations under the Agreement.

(iv) Client has the unlimited and unrestricted right to deliver to PCT all documentation, including SOPs, development/qualification/audit reports, Master Production Records and PNSs or has obtained the necessary permission to make such transfer and/or delivery to PCT.

(v)   All products, materials and reagents required for the Services can be sourced and are of a grade/nature/origin acceptable for their intended use in accordance with the Agreement and, as applicable, for human administration according to all Applicable Laws and PCT’s standards.

(vi)  Client shall perform its obligations under the Agreement and the Quality Agreement in a professional manner with due care and will cooperate with PCT in connection with PCT’s performance of Services.

(vii) Client acknowledges that PCT may have relationships with one or more vendors/providers of equipment, supplies and materials used in connection with the Services.

d. Covenants relating to use of ***          used or required to be used in Client’s Product Manufacturing Process for Product as part of the Services (“***  “). In relation to the use of the ***   in the performance of Services for Client, PCT covenants:

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(i)    To only use the *** obtained in connection with the Services on behalf of Client and solely for the purpose of performing the Services and for no other purpose;

(ii)   To use the *** only as instructed and agreed with Client as part of the Services;

(iii)  Except as explicitly agreed as part of the performance of the Services not to reverse engineer, decompile or modify the *** in any way;

(iv) Not to transfer the *** to any third party (except Adaptimmune) or to use the *** on behalf of any third party (except Adaptimmune) including in each case any information relating to the *** or data derived from the use of the *** in connection with the Services; and

(v)  Not to remove or deface or cover any proprietary labels, notices or trademarks attached to or supplied with the *** received by PCT in connection with the Services.

e.    WITHOUT AFFECTING THE SCOPE OF THE PROVISIONS IN SECTION 3 OF ATTACHMENT A RELATING TO DEFECTIVE PRODUCT, PCT DOES NOT WARRANT THAT PRODUCT RESULTING FROM THE AGREEMENT IS SAFE OR EFFICACIOUS OR SUCCESSFUL. PCT EXPRESSLY MAKES NO WARRANTY OR GUARANTY WHATSOEVER THAT ANY FDA SUBMISSION PREPARED AS A RESULT OF PERFORMING SERVICES WILL SATISFY THE REQUIREMENTS OF ANY REGULATORY AGENCY AT THE TIME OF SUBMISSION.

f.     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE AGREEMENT TO THE CONTRARY, THE PARTIES SPECIFICALLY DISCLAIM ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

9.    Duration, Default and Termination.

a.    The Agreement and the performance of Services by PCT hereunder shall end on the earlier to occur of (i) December 31, 2021 (unless extended in writing by the Parties) and (ii) termination of the Agreement pursuant to this Section 9 of Attachment A. The obligations in Sections 2(i), 5, 6, 8, 9, 10, 12, 14, 16 and 17 of Attachment A shall survive termination of the Agreement.

b.    PCT’s default. If PCT defaults with respect to material obligations under the Agreement, Client will promptly notify PCT’s Point of Contact by certified mail, return receipt requested or by overnight courier (“Written Notice”) of such material default. PCT has *** days from receipt of such Written Notice within which to cure such default. If PCT fails to cure such default as identified in the Written Notice, then the Agreement and Quality Agreement may, at Client’s option, terminate upon delivery to PCT of a Written Notice terminating the Agreement and applicable Quality Agreement. Upon receipt of such Written Notice of termination, PCT shall terminate the Services, subject to PCT’s continuing obligation to provide any close-out services as provided in this Agreement and subject to Client’s payment for such close-out services. Notice of termination from Client shall constitute notice of termination from Adaptimmune as well.

c.    Client’s/Adaptimmune’s default. If Client or Adaptimmune default with respect to material obligations under the Agreement, PCT will promptly provide Client’s Point of Contact with Written Notice of such material default (with such Written Notice being deemed to constitute Written Notice to Adaptimmune as well). Client and/or Adaptimmune, as applicable, has *** days from receipt of such Written Notice by Client within which to cure such default. If Client and/or Adaptimmune, as applicable, fails to cure such default as identified in the Written Notice, then, at PCT’s option, the Agreement, Quality Agreement and all other agreement(s) then in existence between the Parties may be terminated upon delivery to Client of a Written Notice (with such Written Notice to Client being deemed Written Notice to Adaptimmune as well) terminating the same and/or PCT may immediately cease performing Services under the Agreement.

d.    Other Termination Rights.

(i) For convenience - A Party may terminate the Agreement without cause upon providing no less than ***

notice ***, of the notifying Party’s intent to terminate the same. Termination occurs on the last day of the month following ***, the ***           day notice period.  Notwithstanding this Section 9(d)(i) to the contrary, if the Room 1 Product Manufacturing Start Date has occurred, neither Party shall cause the Termination Date (as defined in the Agreement) to occur prior to the ***           following the ***         of the *** day of the month following the month in which the Room 1 Product Manufacturing Start Date has occurred.

(ii) ***: Client shall be entitled to ***

following the expiration of such ***    period ***

involving any third party that is set forth in Attachment C (“Attachment C”) attached hereto and made a part hereof ***

. At any time during ***

Client may ***                                                    change ***

listed in Attachment C (provided ***                                                at the time of inclusion in Attachment C ***

) by providing Written Notice to EACH of PCT’s then designated Point of Contract, Alliance Manager and President that contains a revised Attachment C setting forth the then ***                                            . Upon receipt by ALL of the PCT Point of Contact, Alliance Manager and President of such Written Notice with the revised Attachment C, from an after receipt of such Written Notice, Attachment C will be deemed amended and modified, without any further amendment or writing between the Parties.  Client’s ability to ***

is conditioned upon Client ***

set forth on the latest version of Attachment C provided ***

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Version 11 – Terms and Conditions	Page 32 of 47

as permitted in the preceding two sentences as a result ***

.

e.    Payments Upon Termination. No later than the date of termination of the Agreement and provided an invoice has been received in relation to all require amounts, Client will pay PCT (i) all amounts to be paid through the date of termination (including room fees and fees for personnel) plus reimbursable out of pocket costs and expenses incurred by PCT prior to the date of termination for which Client is liable to reimburse PCT, (ii) the Close Out Fee, if any, set forth in the Agreement and (iii) reasonable out of pocket costs and expenses for Services which PCT is irrevocably obligated to pay after the termination of the Agreement (provided such irrevocable obligations were incurred prior to PCT’s receipt of Written Notice of termination and provided PCT uses commercially reasonable efforts to reduce such irrevocable obligations); and provided that Client would have been required to pay for such costs and expenses had the Agreement not been terminated).

f.     No default caused by Force Majeure (as defined in Section 15 below) shall constitute a default under the Agreement.

g.    The Agreement may be automatically and immediately terminated by a Party, upon providing Written Notice to the other Party that such termination is the result of the other Party having a liquidator, receiver, manager, or administrator appointed in bankruptcy.

h.    UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE ENTITLED TO OR LIABLE TO THE OTHER PARTY FOR, PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OF ANY OBLIGATION UNDER THE AGREEMENT, EVEN IF A PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

10.  Indemnification and Limitation of Liability.

a.    PCT shall indemnify Client, Adaptimmune and Client’s and Adaptimmune’s agents, trustees, directors, officers and employees (“Client/Adaptimmune’s Agents”) from all third party claims of any nature, including reasonable attorney’s fees and disbursements (collectively, “Claims”) arising out of or in connection with the negligence or willful act or omission by PCT or PCT’s agents, directors, officers, members and employees (“PCT’s Agents”) related to (i) the performance of the Services and/or (ii) PCT’s breach of the warranty set forth in Section 8(d), except to the extent any Claim was incurred or occasioned by the negligent or willful acts or omissions of Client, Adaptimmune and/or the respective Client/Adaptimmune’s Agents.

b.    PCT shall not indemnify Client, Adaptimmune or Client/Adaptimmune’s Agents for any bodily injury (including death) caused by any Product resulting from the Services or Defective Product unless, subject to the terms and provisions of the Agreement such bodily injury (or death) was caused by Product/Defective Product which was solely the result of PCT’s negligence or willful acts or omissions.

c.    Except to the extent, in the case of each of the following, of any Claim for which PCT is obligated to indemnify Client or Adaptimmune pursuant to clauses (a) or (b) above, Client and Adaptimmune shall indemnify PCT and PCT’s Agents from all Claims to the extent arising out of or resulting from: (i) the acts or omissions of Client, Adaptimmune and/or their respective Client/Adaptimmune’s Agents in connection with the Services and any Products and Defective Product therefrom; (ii) personal injury to a participant in any clinical trial using any Product or Defective Product or personal injury to any person, including any PCT’s Agents, directly or indirectly caused by Product or Defective Product, (iii) PCT’s use of Product, the Manufacturing Process (excluding any PCT Background Intellectual Property or New Intellectual Property) or Client Background Intellectual Property in connection with the Services violating or infringing on the patents, trademarks, trade names, service marks or copyrights of any third party (excluding any use in breach of any obligation of this Agreement); and (iv) the harmful or otherwise unsafe or unknown effect of any materials, Materials, and/or reagents and/or product required for or derived from the Services performed and/or provided by or on behalf of Client or Adaptimmune, including any apheresis and blood collections as well as cellular blood products (such apheresis, blood collections and cellular blood products, collectively, “Raw Materials”), the Product or Defective Product to any person, including without limitation, a Claim based upon Client, Adaptimmune or any other person or entity’s use, consumption, contact, sale, distribution or marketing of any Raw Material, Defective Product or Product.

d.    Upon receipt of notice of any Claim, the Party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other Party (the “Indemnifying Party”). The Indemnified Party shall permit the Indemnifying Party, at its option and expense, to promptly assume the complete defense and settlement of such Claim, provided that; (i) the Indemnified Party has the right to participate in the defense and settlement of such Claim at its own cost; and (ii) the Indemnifying Party, prior to making any settlement, notifies the Indemnified Party, in writing, of such settlement offer and subsequently consults with the Indemnified Party as to the terms of such settlement where such settlement would involve any obligation on the Indemnified Party or admission of liability by the Indemnified Party. The Indemnifying Party will not, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof.

e.    The indemnification obligations shall survive for a period of *** years following the termination of the Agreement.

f.     PCT’s liability shall not, under any circumstances, exceed the ***          that PCT ***

.

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g.    AS TO A CLAIM, NO PARTY IS ENTITLED TO PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES.

11.  Prospective Events.

a.    “Prospective Cost Increase” means either the (i) occurrence of an event outside the control of PCT, including, any Force Majeure event or (ii) the enactment or modification of a foreign, state or federal statute or regulation thereof, including Applicable Laws, in either case, after the Execution Date not contemplated before the Execution Date, as to which compliance by PCT with the terms and provisions of the Agreement would impose an unanticipated financial expense upon PCT which PCT has determined is not de minimis. “Prospective Illegality” means any foreign, state or federal statute or regulation now existing or enacted or promulgated or re-interpreted after the Execution Date, including Applicable Laws, that is enacted, interpreted by judicial decision, a Regulatory Agency or legal counsel in such manner as to result in the conclusion that any service required of PCT or Client under the Agreement is in violation of such law, rule, guidance or directive.

b.    If a Prospective Illegality or Prospective Cost Increase occurs, Client and PCT shall promptly negotiate in good faith a Program Amendment Order as necessary to address such occurrence. Pending agreement thereof, either Client or PCT, on fourteen (14) days written notice to the other, may cease to perform a questioned act; provided, however, that the Agreement will nevertheless be performed by both Client and PCT to the extent possible. If an agreement cannot be reached, then, Client shall have the option whether to continue the unaffected portions of the Agreement or terminate the Agreement on the last day of the month which first occurs after thirty (30) days written notice to PCT.

12.  Regulatory Assistance.

a.    PCT and Client shall permit Regulatory Agencies to conduct inspections of the Facility(ies) where Services are performed as may reasonably be requested during normal business hours and PCT shall cooperate, at Client’s cost, with such Regulatory Agencies (to the extent such inspections or audits relate primarily to Product or Services set forth in this Agreement). Each Party shall give the other prior written notice, to the extent practicable, of such inspections and keep the other Party informed about the progress, results and conclusions of each regulatory inspection. If prior notice is not possible, PCT shall, within *** Business Days of said inspections, inform Client of a regulatory inspection relating to or that may reasonably affect Services under the Agreement.  In the event that an inspection/audit by a Regulatory Agency of a Facility where Services are being performed relates solely to the Product or Services provided to Client in this Agreement, and such inspection/audit is not the result of the negligence or willful misconduct of PCT, then Client agrees that PCT may charge Client the standard hourly rates for the PCT staff involved (in accordance with the table of hourly rates set forth in Section 17(m) below, as such rates may be adjusted from time to time) with such audit/inspection.

b.    PCT shall, within *** Business Days, promptly provide to Client copies of correspondence received from any Regulatory Agencies in connection with such inspections or relating to any Product, the Facility (if it relates to or affects the Services and/or Product) or the Manufacturing Process, including, but not limited to, FDA Form 483 notices or warning letters.  PCT will consult with, and obtain approval from, Client (which approval will not be unreasonably withheld or delayed) before responding to each such communication from a Regulatory Agency that relates to the Product or the Manufacturing Process.  Client will be given the opportunity to have a representative, at Client’s cost and expense, present during an FDA or other Regulatory Agency inspection relating to or that may reasonably affect Services under the Agreement.  In the event that an inspection/audit by the Regulatory Agency of the Facility solely relates to the Product or Services provided to Client in the Agreement, and such inspection/audit is not the result of the negligence or willful misconduct of PCT, then Client agrees that PCT may charge Client the standard hourly rates for the PCT staff involved (in accordance with the table of hourly rates set forth in Section 17(m) below, as such rates may be adjusted from time to time) with such audit/inspection.

13.  Facility Obligations; Consultations; Maintenance Period.

a.    Excluding, as applicable, the Initial Room 1 Turnover Inspection and/or Room 1 Turnover Inspection, if requested by the Client with a minimum of ***           prior written notice delivered to PCT’s Point of Contact, audits and or investigations (each an “Audit”) and QP Inspections of the Services, Facility and/or the Facility’s quality systems may be performed by Client, as mutually scheduled and at ***

.  Notwithstanding the preceding sentence and excluding from the scope of this sentence any Initial Room 1 Turnover Inspection or Room 1 Turnover Inspection, within any ***           period (with the Parties agreeing that the first ***                                          , Client may request *** QP Inspection and *** Audit (and in connection with each such QP Inspection or Audit PCT will provide ***

.  If the aggregate number of hours incurred by PCT in performing such QP Inspection or Audit (including but not limited to the time required to respond to Client observations or findings and prepare and deliver corrective actions and/ or responses) ***                                                                            , PCT will deliver to Client ***

and Client will pay ***                       as provided herein. For all other Audits or QP Investigations (each an “Additional Audit”) in such ***                period), prior to such Additional Audit’s commencement, Client will ***            (the “***   “) for ***

.  ***                   .  If the aggregate number of hours incurred by PCT in performing such Additional Audit (including but not limited to the time required to respond to Client observations or findings and prepare and deliver corrective actions and/ or responses) exceeds the applicable ***   , PCT will ***

and Client will ***              as provided herein. In addition, if subsequent to an update, Client requests additional findings or updates or desires responses to further inquiries from an earlier Audit, QP Investigation or Additional Audit, such responses, finding and/or updates will be provided by PCT to Client on ***

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.  Additional Audits may be requested provided PCT receives a minimum of *** days prior written notice of the Additional Audit.

b.    In the event Client has requested an Audit, QP Investigation or Additional Audit ***                                             , Additional Audit or Regulatory Agency inspection, Client shall not ***                                                   as long as such Audit is ***                          .

c.    PCT, upon no less than *** Business Days’ written notice from Client to PCT’s Point of Contact, will permit Client during Business Hours, to observe and/or consult with PCT at the facility where Services are performed or at other locations mutually agreed to by the Parties in writing (“Consultations”) regarding the performance of Services under this Agreement.  ***

.

d.    Client acknowledges and agrees that unless notified by PCT to Client, in writing to the contrary, that the Facility will be unavailable for the performance of any Services for a period (the “Maintenance Period”) of up to *** consecutive calendar days and *** consecutive Business Days within such ***     calendar period around and during each ***          period in order that PCT can perform maintenance, repairs, cleaning and other activities, including recertification and validation of applicable areas within the Facility (“Maintenance”).  In the alternative, PCT on not less than *** months prior written notice to the Client may select a different Maintenance Period at another time during an applicable calendar year, in lieu of the Maintenance Period around the ***              period in order to conduct Maintenance during such alternative Maintenance Period and during such alternative Maintenance Period Services will not be performed at the Facility.

14.  Insurance.

a.    During the Agreement and for ***     years after the termination of the Agreement, each Party shall at all times maintain, at its own expense fully paid insurance coverage, in the amounts set forth below, for:

(i)    Comprehensive General Liability (including coverage for bodily injury and property damage) with limits no less than ***      Dollars ($***) per occurrence/ ***               Dollars ($***) in the aggregate; and

(ii)   Workers Compensation with limits no less than the minimum statutory amounts under Applicable Laws.

b.    PCT shall maintain Professional Liability and Product insurance coverage with limits no less than *** Dollars ($***) per occurrence or per event/ *** Dollars ($***) in the aggregate.

c.    Immediately prior to the initiation of any human clinical trials using any Product and for a period of *** years following the termination of the Agreement, Client shall maintain, at its own expense, Clinical Trial insurance coverage for each clinical trial in which any Product is involved each with limits no less than *** ($***) per occurrence/ *** Dollars ($***) in the aggregate.

d.    As requested, each Party shall ***

provide that should the policies be canceled before the expiration date thereof, ***

.

e.    Any combination of renewal policies and tail (extended reporting periods) endorsements may be used to satisfy the timeframes for maintaining coverage.

f.     Any combination of primary and excess liability and/or umbrella liability policies may be used to satisfy the limits requested.

15.  Force Majeure. A Party shall be excused from performing its obligations under the Agreement if performance or performance by a person or entity under the control of such Party is delayed or prevented by Force Majeure, provided that such performance shall be excused only to the extent of and during such disability. “Force Majeure” means any cause beyond the reasonable control of the Party (or the person or entity under the control of such Party) in question, including, without limitation, governmental actions, wars, riots, terrorism, criminal acts of third parties, civil commotions, fires, floods, earthquakes, epidemics, pandemics, labor disputes (excluding labor disputes involving the work force or any part thereof of the Party in question), embargoes, trade restrictions, restraints or delays affecting shipping or carriers, acts of God or nature, shortages in supplies as a result of vendor/supplier delays in shipping supplies (provided such shortages are not the result of such Party’s non-payment for such supplies and is otherwise beyond the reasonable control of such Party) and prolonged losses of one or more utilities to the applicable Facility(ies). If any part of the Services is invalid as a result of such disability, PCT will, upon written request from Client, but at Client’s expense, repeat that part of the Services affected by the disability. If the Party suffering a Force Majeure is unable to perform for a period in excess of *** (***) days, then the Parties agree to negotiate in good faith a mutually satisfactory approach to resolve the delay resulting from the Force Majeure including the possibility of moving the Services to an alternative Facility or possibly moving the Services to a different part of the same Facility (depending on the nature of the Force Majeure and at all times to PCT’s other commitments and projections for other clients of PCT without any obligation of disclosing such commitments or projections to Client). If no agreement is reached, then any Party may terminate the Agreement upon providing the other Party(ies) with no less than *** (***) days written notice of termination of the Agreement as a result of the continuing Force Majeure event.

16.  Governing Law: Jurisdiction; Service of Process. This Agreement and any Quality Agreement is and will be governed by the laws of New York, without reference to choice of law principles. Any legal action may be brought in any State or Federal court located in the City, County and State of New York as PCT may elect. Each Party submits to the jurisdiction of the aforesaid courts. Each Party irrevocably consents to service of process in any such action by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Party at its address set forth in the Agreement (and in the case of Adaptimmune by internationally recognized courier). Adaptimmune further hereby irrevocably appoints and designates Adaptimmune LLC as its duly authorized agent for service of legal process and Adaptimmune agrees that service of such process

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upon Client shall constitute personal service of such process upon Adaptimmune (regardless of whether Client provides notice of such service of process to Adaptimmune) and that service of any summons and complaint and/or other process in any action may be made by registered or certified mail directed to Client on both Clients. Service of legal process will be complete on the date such process is delivered to the Client (and in the case of Adaptimmune, upon Client as Adaptimmune’s agent authorized to receive such legal process).  The foregoing, however, shall not limit any Party’s rights to serve process in any other manner permitted by law.  Each Party irrevocably waives (a) any objection it may now or hereafter have to the laying of venue of any action and (b) any claim that New York is not a convenient forum for such action.

17.  Miscellaneous.

a.   Conflicting Terms. To the extent the terms or provisions of the Agreement conflict with the terms and provisions of Attachment A and/or Attachment B, the terms and provisions of the Agreement control.

b.   Return of Materials. All supplies, reagents, materials and equipment supplied by Client or for which Client has reimbursed PCT, data, reports, Records and documents and related to Products or the Manufacturing Process associated with such Product will be promptly delivered to Client, at Client’s cost and expense, upon expiration or termination of the Agreement if requested by Client, as provided in the Agreement.

c.   Notices. Except for Written Notices, notices shall be in writing and be sent (i) by registered or certified mail, postage prepaid with a return receipt requested, or (ii) by an overnight express delivery service, addressed to the other Party at the address provided in the Agreement or at such other address for which such Party gives notice herein. Notice shall be effective upon the date received.  PCT shall endeavor to address all notices, including Written Notice to both Clients, provided, however, failure to provide notices to both Clients will not affect the validity of the notice provided such notice has been sent to the Client designated Point of Contact.  In addition, PCT agrees that it will endeavor to provide Written Notices, if any, (excluding invoices) which may be transmitted by electronic and/or facsimile transmission) to Adaptimmune by internationally recognized express courier. Clients agree that any notices provided by PCT to the Client designated Point of Contact or to any of Client and Adaptimmune is deemed notice provided to both Client and Adaptimmune.

d.   Assignment. The Agreement may not be assigned in whole or in part by any Party without the prior written consent of the non-assigning Party(ies) which consent will not be unreasonably withheld, delayed or conditioned, provided however, that no such consent shall be required in the case of an assignment to (A) an Affiliate (and in the case of PCT to a member of PCT) or (B) a third party with which any Party merges or that purchases substantially all of the assets of such Party. “Affiliate” shall mean a present or future entity that controls, is controlled by or under common control of such Party, where “control” means (i) the legal or beneficial ownership of (i) more than fifty percent (50%) of the outstanding voting stock of a corporation, (ii) more than fifty percent (50%) of the voting equity of a limited liability company, partnership, or joint venture or (iii) more than a fifty percent (50%) voting general partnership interest in a partnership or joint venture; or (iv) the power to exercise a controlling influence over the management or policies of a legal entity.  Any purported transfer, assignment or delegation in violation of the foregoing will be null and void and of no force or effect. Client shall give PCT notice of any proposed permitted assignment within a reasonable time thereafter. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement without releasing the assignor therefrom. The Agreement shall be binding upon the successors and permitted assigns of the Parties.

e.   Attorneys’ Fees. Client agrees to pay or reimburse PCT for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement.

f.    Publicity. The Parties shall treat the existence and material terms of this Agreement as confidential and shall not disclose such information to third parties without the prior written consent of the other Party or except as provided in Section 5 of the Terms and Conditions or this Section.  Notwithstanding the preceding, Client agrees that in company presentations only, PCT (or CLBS (as defined below)) may include Client’s name and/or its logo it in a list of clients that have engaged PCT for services. Except as permitted in the preceding sentences or otherwise required by applicable law or applicable stock exchange requirements, no Party shall issue or cause the publication of any press release or public announcement with respect to the subject matter of this Agreement without the express prior approval of the other Party(ies).

g.   Non-Disparagement. No Party will, at any time, disparage the business reputation of another Party or its Affiliates or any of the other Party’s (or Affiliates) employees, officers, directors, agents and/or clients.

h.   Non-Solicitation. Unless otherwise agreed to by the non-soliciting Party, as long as the Agreement remains in effect and for a ***     after the expiration or termination of this Agreement, no Party will, directly or indirectly, alone (including through any Affiliate, officer, employee, director or agent) or in concert with others, solicit or encourage any employee or consultant of another Party or such Party’s Affiliates to leave his or her employment or terminate his or her consultancy. The above restriction shall not prevent or be meant to prohibit any employee or consultant from one Party responding to published employment or consulting advertisements of the other Party, and, under these limited circumstance, this restriction shall not prevent either Party from interviewing, hiring or otherwise retaining such an employee or consultant.

i.    Other Activities.  Client recognizes and acknowledges that PCT is a subsidiary of Caladrius Biosciences, Inc. (“CLBS”).  CLBS, on its own and through its subsidiaries, is engaged in the development of cell based therapeutics.  Certain of these development programs, or future programs, could be similar in scope, disease indication, or other aspects to those development programs underway or contemplated by Client. Except as may be specifically set forth herein, nothing in this Agreement shall be construed by representations, inference or otherwise to prohibit or in any way restrict CLBS or its subsidiaries from developing, or having developed, such therapeutic products or pursuing therapeutic programs.

j.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior or contemporaneous negotiations, promises or agreements (including, but not limited to any proposal submitted by PCT to Client relating to Services to be provided by PCT) of every nature with respect thereto, all of which have become merged and integrated into or be deemed to be merged into the Agreement. No modification to the Agreement shall be effective unless it is in writing signed by each Party.

k.   Waiver and Construction. No waiver of any provision of the Agreement, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such provision. No waiver shall be effective unless made in writing and signed by the waiving Party. If any

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provision of the Agreement is declared void or unenforceable, such provision will be severed and the balance of the Agreement will remain in full force and effect.

l.                 Signatures and Counterparts. The Agreement may be executed by an original, facsimile or electronic signature from a duly authorized person of the respective Parties, and be in two or more counterparts, with such counterparts constituting one instrument.

m.         Additional Fees:

(i)             Client will pay PCT the ***          for each GMP Audit that is scheduled PRIOR to the commencement of any GMP Audit.

(ii)          If Client requests PCT to perform services of any kind which are not expressly covered by the Agreement or which PCT reasonably determines are beyond the scope of the Services of the Agreement (collectively, “Additional Services”), such Additional Services will be provided pursuant to a Program Amendment Order or other writing executed by the Parties. If Additional Services are requested and the Parties either elect not to execute or fail to execute a Program Amendment Order or other writing reflecting the Additional Services and payment thereof, provided that Client has, despite such failure to have a Program Amendment Order or other writing executed Client, requested that PCT perform such Additional Services, Client agrees that, in addition to reimbursing PCT for amounts provided in Section 4 of Attachment A, Client will pay the actual time incurred by PCT in providing such Additional Services which will be based upon PCT’s hourly rates set forth in the table below (subject to the COLA adjustment) which hourly rates will be dependent on the PCT staff providing the applicable Additional Services. PCT will determine the appropriate PCT staff to provide such Additional Services. Upon written notice to Client, PCT may notify Client of changes in the below hourly rates, which revisions to the hourly rates will be effective immediately upon Client’s receipt of such written notification and will apply to the requested Additional Services rendered after the effective date thereof, provided, however, in the event that at the time of such notification PCT is currently undertaking requested Additional Services, the revision in the hourly rates will NOT apply to such Additional Services. Hourly charges are applied to the total time devoted to the performance of such Additional Services, including any related travel.

PCT Staff	Rates
Executive Management	$***
All Other PCT Staff	$***

n.             WAIVER OF JURY TRIAL. PCT, ADAPTIMMUNE AND CLIENT WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THE AGREEMENT. PCT, ADAPTIMMUNE AND CLIENT AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

o.            Anti-Bribery. The Parties will not directly or indirectly, offer or pay or authorize such offer or payment of any money or other consideration to improperly influence or seek to influence any governmental official. In performing its respective obligations under this Agreement each Party will comply with all applicable statutes, regulations and government rules relating to anti-bribery and anti-corruption including the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act 2010.

p.            Privacy and Personal Data. In the performance of the Services, PCT may receive, use and process Personal Data (as defined below). PCT agrees in relation to any Personal Data to (a) use and process the Personal Data to the extent necessary for the performance of the Services and for no other Services; (b) keep the Personal Data confidential and not permit any third party access to such Personal Data except as provided in this Agreement; (c) implement and have in place appropriate measures to prevent misuse or unauthorized release of Personal Data; (d) provide reasonable assistance to Client as reasonably required by Client, for Client to address any PCT unauthorized use or processing of Personal Data; (e) process Personal Data only in accordance with Client’s instructions and as mutually agreed between the Parties; (f) make amendments or modifications to any Personal Data as directed in writing by Client and as soon as reasonable practicable after receipt of such written direction; (g) forward on any requests for access to Personal Data or requests for information received by PCT in writing and relating to Personal Data to Client and, at Client’s cost and expense, reasonably respond to such requests as requested by Client and as necessary to comply with Applicable Laws. On termination of this Agreement to the same extent as provided in Section 5 above, PCT will, at Client’s cost and expense, return any Personal Data to Client or at Client’s written instruction to the original third party provider save where such retention of Personal Data is required by PCT to comply with its obligations under Applicable Laws or this Agreement or is incorporated in Records PCT maintains and associated with the Services (such as batch records) but in any event in accordance with Applicable Laws and time frames provided in patient informed consent forms which have been explicitly notified to PCT. In addition where Personal Data will be transferred from the European Union to PCT, the Parties will work together, at Client’s cost and expense, to put in place any additional or further provisions relating to the processing of Personal Data as the Parties in good faith determine are required in order to comply with Applicable Laws, such additional or further provisions to include agreement as to any costs and expenses payable by Client which are necessary to enable PCT to receive Personal Data transferred from the European Union in compliance with Applicable Laws. Personal Data for the purposes of this Section shall mean any data which relates to a living individual who can be identified from those data, or from those data and other information which is in the possession of, or is likely to come into the possession of PCT or Client.

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ATTACHMENT B

RESOLUTION ACTIVITIES

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ATTACHMENT C

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9.           ***

10.  ***

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